                                                                   EXHIBIT 10.18





                              BUSINESS@WEB, INC.



                        SERIES B CONVERTIBLE PREFERRED
                           STOCK PURCHASE AGREEMENT





                                 MARCH 6, 1996

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I - THE PREFERRED SHARES                                            1

     Section 1.01 - Issuance, Sale and Delivery of the Preferred Shares     1
     Section 1.02 - Closing                                                 1
     Section 1.03 - Payment of Purchase Price                               1
     Section 1.04 - Additional Purchasers                                   2

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY                  2

     Section 2.01 - Organization, Qualification and Corporate Power         2
     Section 2.02 - Authorization of Agreements, etc.                       3
     Section 2.03 - Validity                                                3
     Section 2.04 - Authorized Capital Stock                                3
     Section 2.05 - Financial Statements;  Corporate Minutes                4
     Section 2.06 - Certain Events                                          4
     Section 2.07 - Litigation, Compliance with Law                         5
     Section 2.08 - Proprietary Information of Third Parties                5
     Section 2.09 - Title to Properties                                     6
     Section 2.10 - Leasehold Interests                                     6
     Section 2.11 - Taxes                                                   6
     Section 2.12 - Intellectual Property                                   7
     Section 2.13 - Material Contracts                                      7
     Section 2.14 - Compliance with Governing Documents and Material
                     Contracts                                              9
     Section 2.15 - Loans and Advances                                      9
     Section 2.16 - Borrowings; Assumptions and Guaranties of
                     Indebtedness of Other Persons                          9
     Section 2.17 - Significant Customers and Suppliers                     9
     Section 2.18 - Employees                                               9
     Section 2.19 - Transactions with Affiliates                            10
     Section 2.20 - Governmental Approvals                                  10
     Section 2.21 - Disclosure                                              10
     Section 2.22 - Offering of the Preferred Shares                        11
     Section 2.23 - Brokers                                                 11


ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS              11

ARTICLE IV - CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS                12

     Section 4.01 - Opinion of Company's Counsel                            13
     Section 4.02 - Representations and Warranties to be True and Correct   13
     Section 4.03 - Performance                                             13
     Section 4.04 - Conduct of Business                                     13
     Section 4.05 - Charter                                                 13
     Section 4.06 - Confidentiality Agreement                               13
     Section 4.07 - Registration Rights Agreement                           13
     Section 4.08 - Preemptive Rights                                       13
     Section 4.09 - Co-Sale Rights Agreement                                13
     Section 4.10 - Voting Agreement                                        14
     Section 4.11 - Performance by Other Purchasers                         14
     Section 4.12 - Legal Fees                                              14
     Section 4.13 - All Proceedings to be Satisfactory                      14

ARTICLE V - COVENANTS OF THE COMPANY                                        14

     Section 5.01 - Financial Statements, Reports, etc.                     14
     Section 5.02 - Reserve for Conversion of Shares                        15
     Section 5.03 - Corporate Existence                                     15
     Section 5.04 - Properties, Business, Insurance                         15
     Section 5.05 - Visitation, Consultation and Advice                     15
     Section 5.06 - Notice of Extraordinary Corporate Actions               16
     Section 5.07 - Transactions with Affiliates                            16
     Section 5.08 - Key Man Insurance                                       16

ARTICLE VI - RESTRICTIONS ON TRANSFER OF PREFERRED SHARES                   17

     Section 6.01 - Transfer of Preferred Shares and Conversion Shares      17
     Section 6.02 - First Offer Right                                       17
     Section 6.03 - Permitted Transfers                                     17
     Section 6.04 - Additional Transfer Restrictions                        18

ARTICLE VII - MISCELLANEOUS                                                 18

     Section 7.01 - Expenses                                                18
     Section 7.02 - Brokerage                                               18
     Section 7.03 - Parties in Interest                                     18
     Section 7.04 - Notices                                                 19
     Section 7.05 - Governing Law                                           19
     Section 7.06 - Entire Agreement                                        19
     Section 7.07 - Counterparts                                            19
     Section 7.08 - Amendments and Waivers                                  19
     Section 7.09 - Severability                                            19
     Section 7.10 - Titles and Subtitles                                    20
     Section 7.11 - Certain Defined Terms                                   20
     Section 7.12 - No Waiver; Cumulative Remedies                          20

     Section 7.13 - Confidentiality                                         20
     Section 7.15 - Further Assurances                                      21

     SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT dated as of March 6, 1996, among Business@Web, Inc., a Delaware corporation (the "Company") and the purchasers listed on Schedule I hereto (individually, a "Purchaser" and collectively, the "Purchasers", which term shall include any additional Purchasers who become parties to this Agreement and purchase Preferred Shares pursuant to Section 1.04, below).

     WHEREAS, the Company wishes to issue and sell to the Purchasers up to 1,250,906 shares (the "Preferred Shares") of the authorized but unissued Series B Convertible Preferred Stock, $1.00 par value, of the Company (the "Series B Convertible Preferred Stock"); and

     WHEREAS, the Purchasers wish to purchase the Preferred Shares on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:


                                   ARTICLE I

                             THE PREFERRED SHARES

     Section 1.01  Issuance, Sale and Delivery of the Preferred Shares.  Subject
                   ---------------------------------------------------
to the terms and conditions hereinafter set forth, the Company hereby agrees to issue and sell the Preferred Shares to the Purchasers, and each Purchaser, severally and not jointly, hereby agrees to purchase from the Company the number of Preferred Shares set forth under the heading "Shares Purchased" opposite such Purchaser's name on Schedule I hereto, at the purchase price of $5.54 per share.

     Section 1.02  Closing.  The closing of the transactions contemplated hereby
                   -------
shall take place at the offices of Peabody & Arnold, 50 Rowes Wharf, Boston, Massachusetts 02110, at 10:00 a.m., Boston time, on March 6, 1996, or at such other location, date and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to each Purchaser a stock certificate or certificates in definitive form, registered in the name of such Purchaser, representing the Preferred Shares being purchased by it.

     Section 1.03  Payment of Purchase Price.  As payment in full for the
                   -------------------------
Preferred Shares being purchased by it at the Closing, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date each Purchaser shall deliver to the Company the amount set forth under the heading "Purchase Price" opposite such Purchaser's name on Schedule I hereto (the "Purchase Price"). Payment of the Purchase Price shall be made by check or checks payable to the order of the Company, by transfer to the account of the Company by wire transfer, by surrender for cancellation of promissory notes or other obligations of the Company, or by any combination thereof.

     Section 1.04  Additional Purchasers.  At any time on or before March 31,
                   ---------------------
1996, Cowen & Company ("Cowen") and certain employees, affiliates and other individuals designated by Cowen may become parties to this Agreement by executing and delivering counterpart signature pages hereto indicating, in each case, the number of Preferred Shares (not to exceed, in the aggregate, 95,668 Preferred Shares) being purchased thereby and delivering to the Company, together therewith, payment in full for the Purchase Price for such Preferred Shares. Payment of the Purchase Price shall be made by check or checks payable to the order of the Company, by transfer to the account of the Company by wire transfer, by surrender for cancellation of promissory notes or other obligations of the Company (including, with respect to Cowen, the obligation of the Company to pay a placement fee in connection with the transactions contemplated hereby), or by any combination thereof. Upon such execution, delivery, and payment, such persons shall become "Purchasers" entitled to all of the rights and benefits, and subject to all of the provisions, of this Agreement.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to each of the Purchasers that, except as set forth in the Disclosure Schedule attached hereto as Schedule II:
                                                           -----------

     Section 2.01  Organization, Qualification and Corporate Power.
                   -----------------------------------------------

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business in all jurisdictions in which the nature of the business transacted by the Company or the character of the properties owned or leased by the Company requires that the Company qualify to do business as a foreign corporation, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations or financial condition of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and the Registration Rights Agreement (as such term is hereinafter defined), and to issue, sell and deliver the Preferred Shares and to issue and deliver the shares of Common Stock, $.001 par value, of the Company ("Common Stock") issuable upon conversion of the Preferred Shares (the "Conversion Shares").

          (b) The Company has no subsidiaries. The Company does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise and does not control, directly or indirectly, any other entity.

     Section 2.02  Authorization of Agreements, etc.
                   --------------------------------

          (a) The execution and delivery by the Company of this Agreement and the Registration Rights Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Preferred Shares and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of any law applicable to the Company, any order of any court or other agency of government applicable to the Company, the Restated Certificate of Incorporation of the Company (the "Charter"), or the By-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) The Preferred Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Series B Convertible Preferred Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances. The Conversion Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances. Neither the issuance, sale or delivery of the Preferred Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

     Section 2.03  Validity.  This Agreement has been duly executed and
                   --------
delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles. The Registration Rights Agreement when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligation of the Company and of the other parties thereto, enforceable in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

     Section 2.04  Authorized Capital Stock.  The authorized capital stock of
                   ------------------------
the Company will, immediately prior to the Closing, consist of (i) 3,000,000 shares of Preferred Stock, $1.00 par value (the "Preferred Stock"), of which 1,431,412 shares have been designated Series B Convertible Preferred Stock, and 1,568,588 shares remain undesignated and (ii) 30,000,000 shares of Common Stock. Immediately prior to the Closing, 16,204,545 shares of Common Stock will be validly issued and outstanding, and no other shares of Common Stock or Preferred Stock will be outstanding. All shares of the series of Preferred Stock designated Series A Convertible Preferred Stock which had been issued prior to the date hereof have been surrendered for conversion into Common Stock and retired, and the series of Preferred

Stock designated Series A Convertible Preferred Stock has been cancelled and eliminated from the shares which the Company is authorized to issue. The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire from the Company any equity securities of the Company, and the number of shares of Common Stock or Preferred Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the attached Schedule III. The designations,
                                               ------------
powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, a copy of which is attached as Exhibit A. Except
                                                            ---------
as set forth in the attached Schedule III, (i) no person owns of record or is
                             ------------
known to the Company to own beneficially any share of Common Stock or Preferred Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire from the Company any equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter or as set forth in the attached Schedule
                                                                      --------
III, the Company has no obligation (contingent or other) to purchase, redeem or
- ---
otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

       Section 2.05  Financial Statements; Corporate Minutes.  The Company has
                     ---------------------------------------
furnished to the Purchasers the unaudited balance sheet of the Company as of December 31, 1995 and the related statement of operations, shareholders' equity and cash flows for the fiscal year then ended (the "Financial Statements"). The Financial Statements (a) are complete and correct in all material respects, (b) are in accordance with the Company's books and records, (c) present fairly the Company's financial position for the period and as of the date indicated and (d) have been prepared in conformity with generally accepted accounting principles consistently applied, subject to (i) adjustments which will not, in the aggregate, be material and (ii) the absence of footnotes. The Company has furnished to the Purchaser copies of the minutes of meetings and written consents in lieu of meetings of the Company's shareholders and Board of Directors from the date of the Company's incorporation through the date of this Agreement (the "Corporate Minutes"). The Corporate Minutes accurately reflect all actions taken by the Company's shareholders and Board of Directors.

     Section 2.06  Certain Events.  Except as set forth in this Agreement and
                   --------------
the Schedules hereto, and the documents referred to therein, the Company has not, since the date of the Financial Statements, (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into, in each case in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities incurred in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other security, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or cancelled any debt or claim, (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     Section 2.07  Litigation, Compliance with Law.  There is no (i) action,
                   -------------------------------
suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pend ing under collective bargaining agreements or otherwise, or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (in cluding without limitation any inquiry as to the qualification of the Company to hold or receive any governmental license or permit), and, to the best of the Company's knowledge, there is no basis for any of the foregoing. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others. To the best of the Company's knowledge, the Company has complied in all material respects with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, and the Company has all necessary governmental permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether federal or state, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

     Section 2.08  Proprietary Information of Third Parties.  To the best of the
                   -----------------------------------------
Company's knowledge, no third party has claimed or has reason to claim that any person employed by the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or nondisclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no person employed by the Company has utilized or proposes to utilize any trade secret or any information or documentation proprietary to any third party, and to the best of the Company's knowledge, no person employed by the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such utilization or violation.

     Section 2.09  Title to Properties.  The Company has good and marketable
                   -------------------
title to its properties and assets reflected in the Financial Statements and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company and its subsidiaries.

     Section 2.10  Leasehold Interests.  Each lease or agreement to which the
                   -------------------
Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

     Section 2.11  Taxes.  The Company has filed all tax returns, federal,
                   -----
state, county and local, required to be filed by it, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. The Company has established adequate reserves for all taxes accrued but not yet payable. The federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's Federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county or local-taxing authority, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its stockholders has ever filed (a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S corporation or (b) consent pursuant to Section 341(f) of the Code, relating to collapsible corporations.

     Section 2.12  Intellectual Property.  The Company possesses adequate
                   ---------------------
licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") which are necessary or desirable to the conduct of the Company's business as conducted and as proposed to be conducted or the lack of which would materially adversely affect the Company or its business. No claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and to the best of the Company's knowledge there is no basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company.

     Section 2.13  Material Contracts.  Except for the agreements identified in
                   ------------------
the Schedule of Material Contracts attached hereto as Schedule IV (the "Material
                                                      -----------
Contracts"), the Company is not a party to or otherwise bound by any written or oral contract or instrument or other restriction which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operations, property or affairs of the Company, including, without limitation, any written or oral:

          (a)  contract or agreement which is not terminable on less than ninety
     (90) days' notice without cost or other liability to the Company (except for contracts which, in the aggregate, are not material to the business of the Company);

          (b) contract which entitles any customer to a rebate or right of set-off, or which varies in any material respect from the Company's standard form contracts;

          (c)  contract with any labor union;

          (d) contract or other commitment with any supplier of goods or services containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the contract when due or the occurrence of any other event;

          (e) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of the Company's normal operating requirements;

          (f) contract for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay;

          (g) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, contract or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans applicable to employees generally);


          (h) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

          (i)  guaranty of any obligation for borrowed money or otherwise;

          (j) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company;

          (k) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;.

          (1) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

          (m) assignment, license or other agreement with respect to any form of intangible property;

          (n) agreement under which it has granted any person any registration rights, other than the Registration Rights Agreement (as such term is hereinafter defined);


          (o) agreement under which it has limited or restricted its right to compete with any person in any respect; or

          (p) other contract or group of related contracts with the same party involving more than $250,000 or continuing over a period of more than two
     (2) years from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by the Company without penalty upon notice of thirty (30) days or less.

     Section 2.14  Compliance with Governing Documents and Material Contracts.
                   ----------------------------------------------------------
The Company and, to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date under each of the Material Contracts and have received no notice of default and are not in default (with due notice or lapse of time or both) under any Material Contract or any material provision of any other agreement. The Company has no present expectation or intention of not fully performing all its obligations under each Material Contract, and the Company has no knowledge of any breach or anticipated breach by the other party to any Material Contract. The Company is in full compliance with all of the terms and provisions of its Charter and By-laws.

     Section 2.15  Loans and Advances.  The Company does not have any
                   ------------------
outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

     Section 2.16  Borrowings; Assumptions and Guaranties of Indebtedness of
                   ------------------------------------------------------ --
Other Persons,.  The Company is not obligated to any person for any money
- --------------
borrowed or liability incurred (absolute, accrued or contingent) except current liabilities incurred and liabilities under contracts entered into, in each case in the ordinary course of business. The Company is not obligated to any person by reason of the Company having assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

     Section 2.17  Significant Customers and Suppliers.  No customer or supplier
                   -----------------------------------
which is significant to the Company has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

     Section 2.18  Employees.  Each of the officers of the Company and each
                   ---------
other person now employed by the Company who has access to confidential information of the Company has executed an Employee Agreement substantially in the form of Exhibit B (collectively, the "Confidentiality Agreements"), and such
            ---------
agreements are in full force and effect. No officer or key employee of the Company has advised the Company (orally or in writing) that he intends to terminate employment with the Company. To the best of the Company's knowledge, the Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with the Employee-Retirement Income Security Act of 1974, as amended.

     Section 2.19  Transactions with Affiliates.  No director, officer, employee
                   ----------------------------
or stockholder of the Company, or, to the Company's knowledge, any member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or, to the Company's knowledge, any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock or other ownership interest thereof, (i) is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from, transfer of any asset (including any Intellectual Property) from or to, or otherwise requiring payments to any such person or firm or (ii) to the Company's knowledge, is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock or other ownership interest in any entity engaged directly or indirectly in competition with the Company.

     Section 2.20  Governmental Approvals.  Subject to the accuracy of the
                   ----------------------
representations and warranties of the Purchasers set forth in Article III, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement or the Registration Rights Agreement, the issuance, sale and delivery of the Preferred Shares or, upon conversion thereof, the issuance and delivery of the Conversion Shares, other than (i) the filing of the Charter with the Secretary of State of the State of Delaware and (ii) the filing of notice subsequent to the Closing that may be required pursuant to federal and state securities laws in connection with the sale of the Preferred Shares.

     Section 2.21  Disclosure.  Neither the Company's representations and
                   ----------
warranties in this Agreement and in the Schedules and Exhibits to this Agreement nor any statement made by the Company in the Confidential Private Placement Memorandum dated February 1996 (a copy of which the Company has been provided to each of the Purchasers) contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no factor (other than causes or events beyond the control of the Company) which the Company has not disclosed to the Purchasers and their counsel in writing and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company or any of its subsidiaries.

     Section 2.22  Offering of the Preferred Shares.  Neither the Company nor
                   --------------------------------
any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Preferred Shares or any security of the Company similar to the Preferred Shares has offered the Preferred Shares or any such similar security for sale to, or solicited any offer to buy the Preferred Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with Preferred Shares under the Securities Act of 1933, as amended (the "Securities Act") or the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder), in either case so as to subject the offering, issuance or sale of the Preferred Shares to the registration provisions of the Securities Act or of any applicable state securities (Blue Sky) laws or regulations.

     Section 2.23  Brokers.  The Company has engaged Cowen to act as its
                   -------
exclusive agent for the private placement of shares of Series B Preferred Stock under this Agreement and has agreed to pay Cowen a placement fee (and to reimburse Cowen for certain expenses) in connection therewith. The Company has no other contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each of the Purchasers, severally and not jointly, represents and warrants to the Company that:

          (a) it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act and was not organized for the specific purpose of acquiring the Preferred Shares;

          (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

          (c) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

          (d) the Preferred Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

          (e) it understands that (i) the Preferred Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Preferred Shares and, upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Preferred Shares and the Conversion Shares will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect;

          (f) it has no present need for liquidity in connection with its purchase of the Preferred Shares;

          (g) the purchase of the Preferred Shares is consistent with the general investment objectives of such Purchaser, and that it understands that the purchase of the Preferred Shares involves a high degree of risk in view of the fact that, among other things, the Company is a start-up enterprise, and there may never be an established market for the Company's capital stock; and

          (h) the individual executing this Agreement on its behalf has been duly authorized to execute and deliver this Agreement; the signature of such individual is binding upon such Purchaser; such Purchaser is duly organized, validly existing and in good standing in its jurisdiction of incorporation of organization and has all requisite power and authority to execute and deliver this Agreement; and the execution and delivery of this Agreement and the purchase of the Preferred Shares hereunder will not result in the violation of, constitute a breach of default under, or conflict with, any term or provision of the charter, bylaws, or other governing document of such Purchaser or, to its knowledge, material breach of default under any material agreement, judgment, decree, order, statute or regulation by which it is bound or applicable to it.


                                  ARTICLE IV

                         CONDITIONS TO THE OBLIGATIONS
                               OF THE PURCHASERS


     The obligation of each Purchaser to purchase and pay for the Preferred Shares to be purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

     Section 4.01  Opinion of Company's Counsel.  The Purchasers shall have
                   ----------------------------
received from Peabody & Arnold, counsel for the Company, an opinion dated the Closing Date, substantially in the form attached to this Agreement as Exhibit C.
                                                                      ---------

     Section 4.02  Representations and Warranties to be True and Correct.  The
                   ------------------------------------------------------
representations and warranties contained in Article II shall be true, complete and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Treasurer of the Company shall have certified to such effect to the Purchasers in writing on behalf of the Company.

     Section 4.03  Performance.  The Company shall have performed and complied
                   -----------
in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President and Treasurer of the Company shall have certified to the Purchasers in writing to such effect on behalf of the Company.

     Section 4.04  Conduct of Business.  From the date of this Agreement through
                   -------------------
the Closing Date, the Company shall have conducted its business in the ordinary course, shall have complied in all material respects with all applicable laws, rules regulations and orders, noncompliance with which could materially adversely affect the Company's business or financial condition, and shall not have made any material change in the nature of its business.

     Section 4.05  Charter.  The Charter shall read in its entirety as set forth
                   -------
in Exhibit A.
   ---------

     Section 4.06  Confidentiality Agreements.  All officers of the Company and
                   --------------------------
all employees of the Company who have access to confidential information of the Company shall have signed Confidentiality Agreements and all such Confidentiality Agreements shall be in full force and effect.

     Section 4.07  Registration Rights Agreement.  The Company shall have
                   ------------------------------
executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement").
          ---------

     Section 4.08  Preemptive Rights.  All stockholders, if any, of the Company
                   -----------------
having any preemptive, first refusal or other rights with respect to the issuance of the Preferred Shares or the Conversion Shares shall have irrevocably waived the same in writing.

     Section 4.09  Co-Sale Rights Agreement.  Harrington Trust Limited as
                   ------------------------
Trustee of The Appleby Trust, J&S Limited Partnership, Legacy Investment Partnership, and Sundar Subramaniam (together, the Restricted Shareholders") shall have executed and delivered a Co-Sale Rights Agreement with the Purchasers in substantially the form attached hereto as Exhibit E (the "Co-Sale Rights
                                             ---------
Agreement").

     Section 4.10  Voting Agreement.  The Restricted Shareholders and Klaus
                   ----------------
Besier ("Besier" and, together with the Restricted Shareholders, the "Principal Shareholders") shall have executed and delivered a Voting Agreement with the Purchasers in substantially the form attached hereto as Exhibit F (the "Voting
                                                        ---------
Agreement") and Ofer Nemirovsky

shall have been elected a director of the Company in accordance with the terms of the Voting Agreement.

     Section 4.11  Performance by Other Purchasers.  Each of the other
                   -------------------------------
Purchasers shall have performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, including without limitation payment of the full Purchase Price for the Preferred Shares to be purchased by such Purchaser pursuant to Article I.

     Section 4.12  Legal Fees.  The Company shall have paid the reasonable legal
                   ----------
fees and disbursements of Debevoise & Plimpton, counsel for Hancock Venture Partners, invoiced at the Closing.

     Section 4.13  All Proceedings to be Satisfactory.  All corporate and other
                   ----------------------------------
proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers.



                                   ARTICLE V

                           COVENANTS OF THE COMPANY

     The Company covenants and agrees with the Purchasers as follows:


     Section 5.01  Financial Statements, Reports, etc.  The Company shall
                   ----------------------------------
furnish to each of the Purchasers, so long as such Purchaser owns at least 50,000 Preferred Shares or Conversion Shares:

          (a) within one hundred twenty (120) after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and audited by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company; and

          (b) within sixty (60) days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and accompanied by a statement of the Chief Financial Officer or other senior executive officer of the Company to the effect that such financial statements have been prepared in accordance with generally accepted accounting principals, subject to normal year-end adjustments and the omission of notes, such consolidated balance sheet to be as of the end of such fiscal quarter and such consolidated statements of income, stockholders' equity and cash flows to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter.

The obligations of the Company to furnish financial information to the Purchasers pursuant to this Section 5.01 shall terminate at such time as the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934.

     Section 5.02  Reserve for Conversion of Shares.  The Company shall at all
                   --------------------------------
times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

     Section 5.03  Corporate Existence.  So long as any Preferred Shares are
                   -------------------
outstanding, the Company shall maintain and cause each of its subsidiaries to maintain their respective corporate existence, rights and franchises in full force and effect.

     Section 5.04  Properties, Business, Insurance.  So long as any Preferred
                   -------------------------------
Shares are outstanding, the Company shall maintain and cause each of its subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is approved by its Board of Directors.

     Section 5.05  Visitation, Consultation and Advice.  So long as a Purchaser
                   -----------------------------------
holds at least 50,000 Preferred Shares or Conversion Shares, the Company shall permit and cause each of its subsidiaries to permit such Purchaser and such persons as it may designate, at such Pur chaser's expense, upon reasonable notice, reasonable access during normal business hours to visit the Company and its subsidiaries, discuss the affairs of the Company and its subsidiaries with their officers, and consult with and advise the management of the Company and its subsidiaries; provided, however, the (i) the Company may require such Purchaser and any person conducting such a visit or discussion to execute an agreement not to use or disclose any information discovered during such visit or discussion and (ii) the Company may withhold from such Purchaser and its designees any documents or information relating to the following matters (hereinafter referred to as "Confidential Matters"): (a) the Company's relationships or contemplated relationships with any business competitor of such Purchaser or (b) the Company's business relationships or contemplated business relationships (as opposed to shareholder relationships) with such Purchaser or any affiliate of such Purchaser.

     Section 5.06  Notice of Extraordinary Corporate Actions.  So long as a
                   -----------------------------------------
Purchaser holds at least 50,000 Preferred Shares or Conversion Shares, the Company shall, at least 20 days prior to the earlier of effecting or entering into any binding agreement to effect (i) any sale, lease, assignment, transfer or other conveyance (other than the grant of a mortgage or security interest) of all or substantially all the assets of the Company, (ii) any liquidation, dissolution or winding up of the affairs of the Company, (iii) any consolidation or merger of the Company with or into another corporation (other than a transaction in which the holders of the Company's equity securities outstanding immediately prior to the effectiveness of such transaction hold, in the aggregate, at least 51% of the equity securities of the surviving entity immediately following the effectiveness of such transaction), or (iv) any recapitalization of the Company (in each case, an "Extraordinary Corporate Action"), give such Purchaser written notice of the proposed Extraordinary Corporate Action.

     Section 5.07  Transactions with Affiliates.   Neither the Company nor any
                   ----------------------------
of its subsidiaries or entities under its control shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or other ownership interest in the Company, or with any of member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock or other ownership interest thereof, except for transactions on terms no less favorable to the Company or its subsidiary than it would obtain in a transaction between unrelated parties.

     Section 5.08  Key Man Insurance.  The Company shall use its best efforts to
                   -----------------
obtain, promptly after the Closing, and to maintain in force a key man insurance policy in the amount of at least $2,000,000 on the life of Besier, the Company's Chairman and Chief Executive Officer.

     Section 5.09  Redemption, Retirement, etc. of Common Stock.  The Company
                   --------------------------------------------
will not redeem, retire, purchase or otherwise acquire any shares of Common Stock (except at their original purchase price of shares of Common Stock from officers, employees or directors of, or consultants to, the corporation upon termination of their status as such pursuant to agreements containing vesting and/or repurchase provisions approved by the Board of Directors of the Company.

                                  ARTICLE VI

                 RESTRICTIONS ON TRANSFER OF PREFERRED SHARES


     Section 6.01  Transfer of Preferred Shares and Conversion Shares.  Except
                   --------------------------------------------------
as otherwise provided herein, the Purchasers shall not, prior to the consummation of a firm commitment underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock to the public (the "IPO"), sell, transfer, assign or otherwise dispose of (a "Transfer") any interest in any Preferred Shares or Conversion Shares except pursuant to Sections 6.02 or 6.03. Subject to the terms and conditions set forth below, such Purchaser agrees not to consummate any such Transfer (other than in the IPO) until 30 days after the later of the delivery to the Company of an Offer Notice (as defined below).

     Section 6.02  First Offer Right.  Until the IPO, each Purchaser will, at
                   -----------------
least 30 days prior to making any Transfer (other than in the IPO) of any Preferred Shares or Conversion Shares, deliver a written notice (the "Notice of Proposed Sale") to the Company. The Notice of Proposed Sale will disclose in reasonable detail the identity of the prospective transferee(s), the proposed number of Preferred Shares or Conversion Shares to be transferred and the proposed material terms and conditions of the Transfer. If, but only if, the prospective transferee(s) identified in the Notice of Proposed Sale is, in the Company's reasonable judgment, a competitor or prospective competitor of (i) the Company or any of its subsidiaries, (ii) any shareholder of the Company, or
(iii) any material customer or supplier of the Company, the Company shall have the right to purchase all, but not less than all, of the Shares specified in the Notice of Proposed Sale at the price and on the terms and conditions specified therein by delivering written notice of its exercise of such right to such Purchaser as soon as practicable but in any event within 30 days after the receipt of the Notice of Proposed Sale. If the Company has elected to purchase any of the Preferred Shares or Conversion Shares specified in the Notice of Proposed Sale from such Purchaser, the transfer of such Preferred Shares or Conversion Shares will be consummated as soon as practicable after the delivery of the election notice, but in any event within 60 days after the date of the Notice of Proposed Sale. In the event that the Company has not elected to purchase all of the Preferred Shares or Conversion Shares specified in the Notice of Proposed Sale, such Purchaser may, within 90 days after the expiration of the Company's 30-day election period, transfer such Preferred Shares or Conversion Shares to the transferees identified in the Notice of Proposed Sale at a price no less than the price per share specified in the Notice of Proposed Sale and on other terms and conditions no more favorable to the transferee(s) than offered to the Company in the Notice of Proposed Sale. The purchase price specified in any Notice of Proposed Sale shall be payable solely by check or in cash or by wire transfer of immediately available funds at the closing of the transaction.

     Section 6.03  Permitted Transfers.  The restrictions set forth in this
                   -------------------
Article VI shall not apply to any Transfer (i) in the case of an individual, to or among such Shareholder's Family Group (as defined below) or by will or the laws of descent and distribution to such Shareholder's Family Group or (ii) in the case of an entity, to or among its Affiliates (as defined below) (the persons to whom Transfers are permitted pursuant to clauses
(i) and (ii) being collectively referred to herein as "Permitted Transferees"); provided, that the restrictions contained in this Article VI shall continue to be applicable to the Preferred Shares and Conversion Shares after any such Transfer; and provided further that the transferees of such Preferred Shares and Conversion Shares shall have agreed in writing to be bound by the provisions of this Article VI with respect to the Preferred Shares or Conversion Shares so transferred. "Family Group" means an individual's spouse and lineal descendants and any trust or other fiduciary solely for the benefit of such individual and/or such individual's spouse and/or lineal descendants. "Affiliate" of a person means (i) any other person controlling, controlled by or under common control with such person and (ii) any partner of any such person which is a partnership.

     Section 6.04  Additional Transfer Restrictions.  Until the IPO, no Transfer
                   --------------------------------
of any Preferred Shares or Conversion Shares (other than in the IPO) may be made unless the transferee executes and delivers a written instrument, in form and substance satisfactory to the Company, acknowledging the receipt of a copy of the provisions and restrictions contained in this Article VI and agreeing to comply herewith and be bound hereby.



                                  ARTICLE VII

                                 MISCELLANEOUS


     Section 7.01  Expenses.  Each party hereto will pay its own expenses in
                   --------
connection with the transactions contemplated hereby, provided, however, that, if but only if the Closing occurs, the Company shall pay on demand the reasonable fees and disbursements of Debevoise & Plimpton, counsel for Hancock Venture Partners in connection with such transactions.

     Section 7.02  Brokerage.  Each party hereto will indemnify and hold
                   ---------
harmless the other against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     Section 7.03  Parties in Interest.  All representations, covenants and
                   -------------------
agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided, however, that the rights of the Purchasers under Section 5.01, 5.05 and 5.06 may not be assigned without the prior written consent of the Company.

     Section 7.04  Notices.  All notices, requests, consents and other
                   -------
communications hereunder shall be in writing and shall be deemed delivered (i) when delivered in person or

(ii) one business day after being mailed by certified or registered mail, return receipt requested, or sent by a recognized overnight courier service, addressed as follows:


     (a)  if to the Company, at

          Business@Web, Inc.
          One Arsenal Marketplace
          Watertown, Massachusetts  02172
          Attn:  Chief Financial Officer

          with a copy to

          William E. Kelly, Esq.
          Peabody & Arnold
          50 Rowes Wharf
          Boston, Massachusetts 02110

     (b) if to any of the Purchasers, at the address set forth below such Purchaser's name on Schedule I hereto;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     Section 7.05  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of Delaware.

     Section 7.06  Entire Agreement.  This Agreement, including the Schedules
                   ----------------
and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

     Section 7.07  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 7.08  Amendments and Waivers.  This Agreement may be amended or
                   ----------------------
modified, and provisions hereof may be waived, only with the written consent of the Company and Purchasers holding at least a majority of the Preferred Shares outstanding.

     Section 7.09  Severability.  If any provision of this Agreement shall be
                   ------------
declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

     Section 7.10  Titles and Subtitles.  The titles and subtitles used in this
                   --------------------
Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     Section 7.11  Certain Defined Terms.  As used in this Agreement, the
                   ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          (a) "person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

          (b) "subsidiary" shall mean, as to the Company, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

     Section 7.12  No Waiver; Cumulative Remedies.  No failure or delay on the
                   ------------------------------
part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall nay single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 7.13  Confidentiality.  Each of the Purchasers agrees that it will
                   ---------------
maintain with the same degree of care it uses with respect to its own confidential information all confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known through no fault of such Purchaser, to the public; provided, however, that such Purchaser may disclosure such information (i) on a
- --------  -------
confidential basis to its attorneys, accountants, consultants any other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any affiliate of such Purchaser on a "need to know basis", (iii) with respect to financial information, in summary fashion as part of general financial reports by such Purchaser to its partners and affiliates or to potential investors in such Purchaser, and (iv) as required by applicable law. If such Purchaser is required in any legal or administrative or other governmental proceeding to disclose any of such information, such Purchaser shall give the Company timely notice of the pending requirement and use its best efforts to provide the Company an opportunity to obtain protective provisions against further disclosure.

     Section 7.14  Further Assurances.  From and after the date of this
                   ------------------
Agreement, upon the request of the Purchasers or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Preferred Shares.

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.



                                   BUSINESS@WEB, INC.



                                   By:/s/ James Nondorf
                                      ------------------------
                                        President

[Corporate Seal]


Attest:

/s/ William E. Kelly
- -------------------------
Secretary



                                   PURCHASERS:

                                   FALCON VENTURES II, L.P.
                                   By:  Back Bay Partners XIII L.P.
                                   By:  Hancock Venture Partners, Inc.



                                   By:  /s/ Robert Wadsworth
                                        -----------------------------
                                            authorized officer

                                   HANCOCK VENTURE PARTNERS
                                    IV-DIRECT FUND L.P.
                                   By:  Back Bay Partners XII L.P.
                                   By:  Hancock Venture Partners, Inc.




                                   By:  /s/ Robert Wadsworth
                                        -----------------------------

                                   PANTIO HOLDING LTD.



                                   By: /s/ Marlene Boesch - Weber
                                       ------------------------
                                      Marlene Boesch - Weber, Secretary

                                   JUILLIARD INVESTMENTS, INC.



                                   By:/s/ Javier Baz
                                      ------------------------
                                      Javier Baz

                                   /s/ Jan Baan
                                   ---------------------------
                                   Jan Baan


                                   /s/ J.G. Paul Baan
                                   ---------------------------
                                   J.G. Paul Baan


                                   /s/ Lorenzo Cue
                                   ---------------------------
                                   Lorenzo Cue


                                   /s/ Tom C. Tinsley
                                   ---------------------------
                                   Tom C. Tinsley



                              BUSINESS@WEB, INC.

                     Series B Convertible Preferred Stock
                     Additional Investor's Signature Page


     The undersigned, John C. Howe, having been designated as an "Additional Purchaser" by Cowen & Company pursuant to Section 1.04 of that certain Series B Convertible Preferred Stock Purchase Agreement dated as of March 6, 1996 by and among Business@Web, Inc., a Delaware corporation ("the Company") and the several Purchasers named on Schedule I thereto (the "Purchase Agreement") and desiring to purchase from the Company 5,409 Preferred Shares (as such term is defined in the Purchase Agreement), by his execution of this Additional Investor's Signature Page hereby becomes a party to the Purchase Agreement and the Registration Rights Agreement (as such term is defined in the Purchase Agreement), ratifying and affirming with respect to himself, as of the date hereof, the truth and accuracy of the representations, warranties, and covenants of a Purchaser under the Purchase Agreement and of an Investor under the Registration Rights Agreement. The undersigned Additional Purchaser has herewith delivered to the Company his check in the amount of $30,000 in full payment for the Preferred Shares being purchased hereunder.



                                               /s/ John C. Howe
                                             ----------------------------------
                                             John C. Howe


March 30, 1996



Accepted as of March 30, 1996:

BUSINESS@WEB, INC.


By: /s/ James G. Nondorf
   ----------------------------

                                  SCHEDULE I

Purchaser                    Shares Purchased                  Purchase Price
- ---------                    ----------------                  --------------
Hancock Venture Partners            685,921                     $3,800,002.34
IV-Direct Fund L.P.
One Financial Center
Boston, MA 02111


Falcon Ventures II, L.P.             36,101                       $199,999.54
One Financial Center
Boston, MA 02111


Pantio Holding Ltd.                 180,506                     $1,000,003.24
Omar Hodge Building
Wyckam's Cay
Road Town, Tortolla
British Virgin Islands

copy to:

CISSA
13, avenue de Bude
1202 Geneva
Switzerland


Lorenzo Cue                          36,101                       $199,999.54
1451 Montgomery Street
San Francisco, CA 94133


Juilliard Investments, Inc.          27,076                       $150,001.04
Palm Bay Towers
26 S. 720 NE 69th Street
Miami, FL  33138


Jan Baan                             60,169                       $333,336.26
Baan Company N.V.
Zonneoordlaan 17
6718 GK  Ede
Netherlands

J.G. Paul Baan                       60,169                       $333,336.26
Baan Company N.V.
Zonneoordlaan 17
6718 GK  Ede
Netherlands


Tom C. Tinsley                       60,169                       $333,336.26
Baan Company N.V.
Zonneoordlaan 17
6718 GK  Ede
Netherlands


                                      23


                                                        Exhibits to Series B
                                                        Preferred Stock Purchase
                                                        Agreement

                                                              Exhibit 70
                                                              Series B Preferred
                                                              Stock Purchase
                                                              Agreements
                                  SCHEDULE II

Exceptions to the representations and warranties of the Company set forth in
Article II.

     Section 2.8: State Street Bank and Trust Company holds a security interest
     -----------
in substantially all assets of the Company to secure the following credit facilities:

                  $2,500,000 revolving line of credit,
                  $500,000 equipment line of credit,
                  $2,000,000 term loan due September 30, 1996.


     Section 2.11: InterGroup Technologies, Inc. has communicated with the
     ------------
Company regarding alleged use of InterGroup's VisualWare software product by the Company in violation of the Software License Agreement between InterGroup and the Company. The Company believes that there is no basis for InterGroup's allegations and has been engaged in friendly discussions with InterGroup in effort to resolve this issue.

     Section 2.12:
     ------------

              a. The Company is an authorized distributor and reseller of OEC software.

              b. The Company has purchased technology (Toolkit source code) from
                 OEC for $2.2 million dollars, with payment due on March 15, 1996.

              c. The Company sold technology (SAP Make tools) to OEC for
                 $500,000.

              d. Klaus Besier and James Nondorf are employees of the Company.

              e. The Company has a strategic partnership relationship with
                 I-Cube, pursuant to which the Company and I-Cube make joint proposals and the Company subcontracts services to I-Cube. The Company and I-Cube are not parties to a formal agreemen t.

              f. The Company has a strategic partnership relationship with
                 Cambridge Technology Group, pursuant to which CTG promotes the products and services of the Company through CTG's executive education programs. The Company and CTG are not parties to a formal agreement.

              g. The Company has borrowed $250,000 from J&S Limited Partnership under a 6% convertible subordinated note (and J&S has waived its conversion privileges thereunder). The Company intends to repay this note from the proceeds of this offering.

              h. The Company has borrowed $750,00 from the Appleby Trust under a
                 9% subordinated note due December 31, 2000 (which has no conversion feature). The Company intends to repay this note from the proceeds of this offering.

              i. Cambridge Technology Group, Professor John Donovan and John J.
                 Donovan, Jr. have guaranteed the Company's obligations to State Street Bank and Trust Company.

                                  Schedule III



A.  16,204,545 Common Shares are issued and outstanding as of March 5, 1996:


     Sundar Subramaniam                  4,998,000  Common Shares
     Len Hafetz                            400,000  Common Shares
     James Nondorf                         100,000  Common Shares
     Legacy Investment Partnership       2,000,000  Common Shares
     J&S Limited Partnership             2,000,000  Common Shares
     Enamullah Khan                          2,000  Common Shares
     Isao Okawa                            200,000  Common Shares
     CSK Corporation                       200,000  Common Shares
     Klaus Besier                        1,440,000  Common Shares
     Harrington Trust Limited            4,864,545  Common Shares
      as Trustee of The Appleby Trust



B. 1,837,750 Common Shares are reserved for issuance upon exercise of outstanding option grants to employees and consultants under the 1995 Stock Plan; these options are subject to vesting (and the majority remain unvested).


C. Commitments to issue options for an aggregate of 302,000 Common Shares have been made to persons who have accepted employment offers.


D. The Company has agreed to issue and sell to Hewlett-Packard Company 180,506 shares of Series B Convertible Preferred Stock pursuant to a certain Series B Convertible Preferred Stock Purchase Agreement dated as of February 27, 1996.

E. In connection with the establishment of a credit facility with State Street Bank and Trust Company, the Company has agreed to issue to SSB Investments, Inc., an affiliate of such bank, a warrant for the purchase of 35,000 Common Shares on or before February 15, 2003 at an exercise price of $5.54 per share, and to extend, with respect to such shares, piggy-back registration rights in connection with any Company registration of its securities (other than in its initial public offering).

                                  SCHEDULE IV

The Company is a party to the following Material Contracts:

1. The Company has an understanding with Klaus Besier, who was recently appointed chief executive officer of the Company, pursuant to which it has committed to develop, within three months, a performance bonus compensation arrangement with Mr. Besier under which Mr. Besier will, upon achievement of certain goals (to be mutually agreed upon by the Company and Mr. Besier), be entitled to bonus compensation. Mr. Besier's bonus targets are $400,000 for 1996, $1,000,000 for 1997 and $2,500,000 for 1998.

2. The Company grants incentive stock options and non-qualified options to its employees and consultants under the Company's 1995 Stock Plan.

3. The Company has entered into a series of related credit facilities with State Street Bank and Trust Company providing for aggregate borrowings of up to $5,000,000. The Company has granted State Street Bank and Trust Company a security interest in substantially all of the Company's assets to secure its obligations under such credit facilities.

4. The Company has agreed to issue securities of the Company to certain persons and entities identified on Schedule III hereto.

5. The Company has granted Hewlett-Packard Company a right of first offer with respect to any proposed sale by the Company of its equity securities to any company engaged in the manufacture of computer hardware.

6. The Company leases its offices at One Arsenal Marketplace, Watertown, Massachusetts under a 5-year lease expiring in 2001. The Company expects to lease office furniture from a commercial office supply company.

7. The Company has acquired intellectual property rights from the following sources:
          (a)  InterGroup Technologies, Inc. (VisualWare)
          (b)  Mentor Communications Ltd. (Logical Data Integrator)
          (c)  Mystic River Software Inc. (Softbridge Basic Language)
          (d)  Open Environment Corporation (Toolkit)
          (e)  VZ Corp. (object-oriented development platform)

      The Company has transferred intellectual property to the following entities:
          (a)  Open Environment Corporation (SAP customization software)
          (b)  Cambridge Executive Programme Ltd. (VZ development platform)

8. The Company has agreed to extend to SSB Investments, Inc. piggyback registration rights with respect to the shares of the Company's Common Stock issuable upon exercise of the warrant the Company has agreed to issue to SSB Investments, Inc.

9. The Company is a party to the following additional agreements involving more than $250,000 or continuing over a period of more than two years:
          (a)  The Weber Group public relations project
          (b)  Siemans Nixdorf master partnership
          (c)  Shell Oil business management project

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               BUSINESS@WEB, INC.


     Business@Web, Inc. (the "Corporation"), originally incorporated under the name Object Power, Incorporated by original Certificate of Incorporation filed with the office of the Secretary of State of the State of Delaware on January 19, 1994, as amended, and currently organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that the Board of Directors of the Corporation, by unanimous written consent in lieu of a meeting, has duly adopted a resolution, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amended and restated Certificate of Incorporation of the Corporation and declaring said amendment and restatement to be advisable. The stockholders of the Corporation have duly approved said amendment and restatement by the required vote of such stockholders, adopted by a written action in lieu of a meeting of such stockholders, all in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, and written notice of the taking of such action was given promptly to those stockholders who have not consented in writing, as required by Section 228 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the Corporation, as amended and restated in its entirety, is as follows:



     FIRST:   The name of the Corporation is Business@Web, Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is thirty-three million (33,000,000) shares, thirty million (30,000,000) of which shall be Common Stock, par value $.001 per share ("Common Stock"), and three million (3,000,000) of which shall be Preferred Stock, par value $1.00 per share ("Preferred Stock"). Of the authorized Preferred Stock, one million four hundred thirty-one thousand four hundred twelve (1,431,412) shares shall be designated Series B Convertible Preferred Stock and one million five hundred sixty-eight thousand five hundred eighty-eight (1,568,588) shares shall be undesignated. All shares of the series of Preferred

Stock designated Series A Preferred Stock issued and outstanding prior to the filing of this Restated Certificate of Incorporation have been surrendered for conversion into Common Stock and retired, and the series of Preferred Stock designated as Series A Preferred Stock is hereby cancelled and eliminated from the shares which the Corporation is authorized to issue. Descriptions of the undesignated Preferred Stock, the Series B Convertible Preferred Stock and the Common Stock are as follows:

                              I.  PREFERRED STOCK


Description of Undesignated Preferred Stock.
- -------------------------------------------

     1.  Issuance of Preferred Stock in Classes or Series.  The undesignated
         ------------------------------------------------
Preferred Stock of the Corporation may be issued in one or more classes or series at such time or times and for such consideration as the Board of Directors of the Corporation may determine. Each class or series shall be so designated as to distinguish the shares thereof from the shares of all other classes and series. Except as to the relative preferences, powers, dividends, qualifications, rights and privileges referred to in the next paragraph below, in respect of any or all of which there may be variations between different classes or series of Preferred Stock, all shares of Preferred Stock shall be identical. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes unless otherwise specifically set forth herein.

     2.  Authority to Establish Variations Between Classes or Series of
         --------------------------------------------------------------
Preferred Stock.  The Board of Directors of the Corporation is expressly
- ---------------
authorized, by a vote of a majority of the members of the Board of Directors then in office, subject to the limitations prescribed by law and the provisions of this Certificate of Incorporation, to provide by adopting a vote or votes, a Certificate of Designation of which shall be filed in accordance with the General Corporation Law of the State of Delaware, for the issue of the undesignated Preferred Stock in one or more classes or series, each with such designations, preferences, voting powers, dividends, qualifications, special or relative rights and privileges as shall be stated in the Certificate of Designation and the resolutions of the Board of Directors creating such class or series.


Description of Series B Convertible Preferred Stock.
- ---------------------------------------------------

     1.  Liquidation Rights.
         ------------------

          (a) Treatment at Liquidation, Dissolution or Winding Up.
              ---------------------------------------------------

              (i) Except as otherwise provided in Section 1(b) below, in the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, the holders of Series B Convertible Preferred Stock shall be entitled to be paid first out of the assets of the corporation available for distribution to holders of the corporation's capital stock of all classes, before payment or distribution of any of such assets to the holders of any other class or series of the corporation's capital stock designated to be junior to the Series B Convertible Preferred Stock, an amount equal to $5.54 per share of Series B Convertible Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, distribution, combination of shares, reclassification or other similar event with respect to Series B Convertible Preferred Stock and, as so adjusted from time to time, is hereinafter referred to as the "Base Liquidation Price") plus all dividends thereon accrued but unpaid, to and including the date full payment shall be tendered to the holders of Series B Convertible Preferred Stock with respect to such liquidation, dissolution or winding up.

              (ii) Following payment in full to the holders of Series B Convertible Preferred Stock of all amounts distributable to them under
Section 1(a)(i) hereof, the remaining assets of the corporation available for distribution to holders of the corporation's capital stock shall be distributed among the holders of the Common Stock and the holders of the Series B Convertible Preferred Stock on a share for share basis, with each holder of a share of Series B Convertible Preferred Stock receiving the amount that would have been payable to the holder of such share had all shares of Series B Convertible Preferred Stock been converted to Common Stock pursuant to
Section 2(a) hereof immediately following payment in full to the holders of Series B Convertible Preferred Stock of all amounts distributable to them under
Section 1(a)(i) hereof.

              (iii) If the assets of the corporation shall be insufficient to permit the payment in full to the holders of Series B Convertible Preferred Stock of all amounts distributable to them under Section 1(a)(i) hereof, then the entire assets of the corporation available for such distribution shall be distributed ratably among the holders of Series B Convertible Preferred Stock.

          (b) Treatment of Reorganizations, Consolidations, Mergers and Sales of
              ------------------------------------------------------------------
Assets.  A consolidation or merger of the corporation, or a sale of all or
- ------
substantially all of the assets of the corporation (other than a merger, consolidation or sale of all or substantially all of the assets of the corporation in a transaction in which the shareholders of the corporation immediately prior to the transaction possess more than 50% of the voting securities of the surviving entity (or parent, if any) immediately after the transaction) shall be regarded as a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this Section 1.

          (c) Distributions Other than Cash.  Whenever the distribution provided
              -----------------------------
for in this Section 1 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the corporation.

     2. Conversion.  The holders of Series B Convertible Preferred Stock shall
        ----------
have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert; Conversion Price.  Each share of Series B
              ----------------------------------
Convertible Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Series B Convertible Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $5.54 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price for purposes of calculating the number of shares of Common Stock deliverable upon conversion without the payment of any additional consideration by the holder of Series B Convertible Preferred Stock (the "Conversion Price") shall initially be $5.54. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which Series B Convertible Preferred Stock is convertible, as hereinafter provided.

          (b) Mechanics of Conversion.  Before any holder of Series B
              -----------------------
Convertible Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Series B Convertible Preferred Stock, and shall give written notice to the corporation at such office that such holder elects to convert the same and shall state therein the name of such holder or the name or names of the nominees of such holder in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of any shares of Series B Convertible Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Convertible Preferred Stock, or to such holder's nominee or nominees, a-certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (c) Automatic Conversion.
              --------------------

          (i) Each share of Series B Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price (subject to adjustment as provided in Section 2(c)(iii)) upon:

               (A) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public at an initial public offering price per share of not less than $8.25 (adjusted proportionately to give effect to any stock dividend, stock distribution or subdivision or any combination or consolidation of Common Stock) and with gross proceeds of not less than $15,000,000 (a "Qualified IPO") or

               (B) the written election of the holders of not less than a majority of the then outstanding shares of Series B Convertible Preferred Stock to require such mandatory conversion.

               (ii) Upon the occurrence of an event specified in Section 2(c)(i) hereof, all shares of Series B Convertible Preferred Stock shall be converted automatically without any further action by any holder of such shares and whether or not the certificate or certificates representing such shares are surrendered to the corporation or the transfer agent for the Series B Convertible Preferred Stock; provided, however, that the corporation shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificate or certificates evidencing such shares of Series B Convertible Preferred Stock being converted are either delivered to the corporation or the transfer agent of the Series B Convertible Preferred Stock, or the holder notifies the corporation or such transfer agent that such certificate or certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection therewith and, if the corporation so elects, provides an appropriate indemnity bond. Upon the automatic conversion of Series B Convertible Preferred Stock, each holder of Series B Convertible Preferred Stock shall surrender the certificate or certificates representing such holder's shares of Series B Convertible Preferred Stock at the office of the corporation or of the transfer agent for the Series B Convertible Preferred Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such holder's name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Convertible Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon the automatic conversion of Series B Convertible Preferred Stock. In lieu of any fractional shares of Common Stock to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

               (iii) In the event of the automatic conversion of shares of Series B Convertible Preferred Stock into shares of Common Stock, pursuant to
Section 2(c)(i)(A), upon the occurrence of a Qualified IPO in which the initial offering price per share of Common Stock is less than $10.25 (the "Adjustment Trigger Price"), the Conversion Price in effect immediately prior to the closing of the Qualified IPO shall be adjusted automatically to the greater of (A) the price determined by dividing (i) the initial offering price per share of

Common Stock in the Qualified IPO by (ii) 1.85 (the "IPO Adjusted Conversion Price") or (B) $4.46 (the "Adjustment Floor Price"); provided, however, that there shall be no adjustment of the Conversion Price pursuant to the foregoing clause if the Conversion Price resulting from adjustment would be higher than the Conversion Price in effect immediately prior to the closing of the Qualified IPO. If, prior to the Qualified IPO, the Conversion Price shall have been adjusted pursuant to Section 2(d)(vi)(A) in the event of a stock dividend, stock distribution or subdivision or pursuant to Section 2(d)(vi)(B) in the event of a combination or consolidation of Common Stock, the Adjustment Trigger Price, the Adjustment Floor Price and the IPO Adjusted Conversion Price shall be decreased or increased proportionately to give effect to such stock dividend, stock distribution or subdivision or such combination or consolidation.

          (d)  Adjustments to Conversion Price for Diluting Issues.
               -------------------------------------------- ------

               (i) Special Definitions.  For purposes of this Section 2(d), the
                   -------------------
following definitions shall apply:

                   (A)  "Option" shall mean rights, options or warrants to
                        --------
     subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                   (B)  "Original Issue Date" shall mean the date on which a
                        ---------------------
     share of Series B Convertible Preferred Stock was first issued.

                   (C)  "Convertible Securities" shall mean any evidences of
                        ------------------------
     indebtedness, shares (other than Common Stock and Series B Convertible Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                   (D)  "Additional Shares of Common Stock" shall mean all
                        ----------------------------------
     shares of Common Stock issued (or, pursuant to Section 2(d)(iii), deemed to be issued) by the corporation after the Original Issue Date, other than the following (collectively, "Excluded Shares"):

                        (I) shares of Common Stock issued or issuable upon conversion of shares of Series B Convertible Preferred Stock; or

                        (II) shares of Common Stock issued or issuable upon exercise or conversion of Options or Convertible Securities outstanding on the Original Issue Date; or

                        (III) shares of Common Stock issued or issuable to officers, employees or directors of, or consultants to, the corporation pursuant to a stock purchase or option plan or other employee stock bonus arrangement (collectively, the "Plans") approved by the Board of Directors; provided, however, that shares of Common Stock issued or deemed issued to a director of the corporation pursuant to options or other purchase rights granted after the Original Issue Date shall be Excluded Shares only if granted at the time of, or in connection with, such director's initial election to the Board of Directors; or

                        (IV) shares of Common Stock issued or issuable pursuant to warrants issued in connection with the establishment of credit facilities for the corporation (including, without limitation, in connection with equipment leasing arrangements); or

                        (V) shares of Common Stock or Convertible Securities issued with the written consent of the holders of not less than a majority of the outstanding shares of Series B Convertible Preferred Stock.

          (ii) No Adjustment of Conversion Price.  No adjustment in the number
               ---------------------------------
of shares of Common Stock into which a share of Series B Convertible Preferred Stock is convertible shall be made, by adjustment in the Conversion Price in respect of the issuance of Additional Shares of Common Stock or otherwise: (i) unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock or, (ii) if prior to such issuance, the corporation receives written notice from the holders of a majority of the then outstanding shares of Series B Convertible Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

          (iii)  Issue of Securities Deemed Issue of Additional Shares of Common
                 ---------------------------------------------------------------
Stock.
- -----

                (A) Options and Convertible Securities.  In the event the
                    ----------------------------------
     corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2(d)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                    (I) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                    (II) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the corporation, or any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                    (III) upon the expiration of any such options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                    (a) in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange; and

                    (b) in the case of Options for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation (determined pursuant to Section 2(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                    (IV) no readjustment pursuant to clause (II) or (III) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (a) the Conversion Price on the original adjustment date, or (b) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                    (V) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (III) above; and

                    (VI) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 2(d)(iii) as of the actual date of their issuance.

               (B)  Stock Dividends, Stock Distributions and Subdivisions.  In
                    -----------------------------------------------------
     the event the corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                    (I) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                    (II) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which corporate action becomes effective.

          If such record date shall have been fixed and no part of such dividend shall have been paid on the date fixed therefor, the adjustment previously made for the Conversion price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this
          Section 2(d)(iii) as of the time of actual payment of such dividend.

          (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares
               -----------------------------------------------------------------
of Common Stock.
- ----------------

               (A) In the event the corporation shall issue Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(iii) but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(iii)(B), which event is dealt with in Section 2(d)(vi) hereof), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue plus (II) the number of shares of Common Stock which the aggregate consideration received or deemed to have been received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and the denominator of which shall be (I) the number of shares of Common Stock outstanding immediately prior to such issue plus
     (II) the number of Additional Shares of Common Stock so issued or deemed to be issued.

               (B) For the purposes of Section 2(d)(iv)(A) hereof, (i) all shares of Common Stock issuable upon conversion of shares of Series B Convertible Preferred Stock, and upon exercise of options or conversion or exchange of Convertible Securities which are part of the Excluded Shares, outstanding immediately prior to any issue of Additional Shares of Common Stock, or any event with respect to which Additional Shares of Common Stock shall be deemed to be issued, shall be deemed to be outstanding; and (ii) immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 2(d)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

               (C) Notwithstanding anything to the contrary contained herein, the applicable Conversion Price in effect at the time Additional Shares of Common Stock are issued or deemed to be issued shall not be reduced pursuant to Section 2(d)(iv)(A) hereof at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

          (v) Determination of Consideration.  For purposes of this Section
              ------------------------------
2(d), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (A)  Cash and Property.  Such consideration shall:
                    -----------------

                    (I) insofar as it consists of cash, be computed at the aggregate amounts of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                    (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                    (III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

               (B)  Options and Convertible Securities.  The consideration per
                    ----------------------------------
     share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(d)(iii)(A), relating to Options and Convertible Securities, shall be determined by dividing (I) the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (vi) Adjustment for Dividends, Distributions, Subdivisions,
               ------------------------------------------------------
Combinations or Consolidations of Common Stock.
- ----------------------------------------------

               (A)  Stock Dividends, Distributions or Subdivisions. In the event
                    ----------------------------------------------
     the corporation shall issue Additional Shares of Common Stock pursuant to
     Section 2(d)(iii)(B) in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

               (B) Combinations or Consolidations.  In the event the outstanding
                   ------------------------------
     shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          (e)  No Impairment.  The corporation shall not, by amendment of its
               -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series B Convertible Preferred Stock against impairment.

          (f)  Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 2, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of Series B Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any affected holder of Series B Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon conversion of each share of Series B Convertible Preferred Stock.

          (g)  Notices of Record Date.  In the event of any taking by the
               ----------------------
corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the corporation shall mail to each holder of Series B Convertible Preferred Stock at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

          (h)  Common Stock Reserved.  The corporation shall reserve and keep
               ---------------------
available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all convertible Series B Convertible Preferred Stock.

          (i)  Certain Taxes.. The corporation shall pay any issue or transfer
               --------------
taxes payable in connection with the conversion of any shares of Series B Convertible Preferred Stock; provided, however, that the corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of such Series B Convertible Preferred Stock.

          (j)  Closing of Books.  The corporation shall at no time close its
               ----------------
transfer books against the transfer of any Series B Convertible Preferred Stock, or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B Convertible Preferred Stock, in any manner which interferes with the timely conversion or transfer of such Series B Convertible Preferred Stock.

     3. Voting Rights.
        -------------

          Except as otherwise provided herein or required by law or by the provisions establishing any other series of Preferred Stock, the holders of Common Stock and the holders of Series B Convertible Preferred Stock shall be entitled to notice of any stockholders' meeting and shall vote as one class upon any matter submitted to the stockholders for a vote, on the following basis:

               (i) Holders of Common Stock shall have one vote per share of Common Stock held by them; and

               (ii) Holders of Series B Convertible Preferred Stock shall have that number of votes per share of Series B Convertible Preferred Stock as is equal to the number of shares of Common Stock into which each such share of Series B Convertible Preferred Stock held by such holder could be converted on the date for determination of stockholders entitled to vote at the meeting.

     4. Dividend Rights.
        ---------------

          (a) From and after the Original Issue Date, dividends shall accrue on each share of the Series B Convertible Preferred Stock, whether or not funds are legally available therefor and whether or not declared by the Board of Directors, in the amount per annum of $0.3324 per share of Series B Convertible Preferred Stock (the "Series B Dividends"). From time to time the Board of Directors of the corporation may declare and pay dividends or distributions on shares of the Common Stock or on any other class or series of capital stock of the corporation, but only if all accrued Series B Dividends shall have been paid in full prior to the date of any such declaration, payment or distribution.

          (b) In the event the Board of Directors of the corporation shall declare a dividend payable upon the then outstanding shares of the Common Stock (other than a dividend payable entirely in shares of the Common Stock of the corporation), the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of the

Series B Convertible Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends per share of Series B Convertible Preferred Stock, as would have been payable on the largest number of whole shares of Common Stock into which each share of Series B Convertible Preferred Stock held by each holder thereof if such Series B Convertible Preferred Stock had been converted to Common Stock pursuant to the provisions of Section 2 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends; and

          (c) In the event the Board of Directors of the corporation shall declare a dividend payable upon any class or series of capital stock of the corporation other than Common Stock, the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of Series B Convertible Preferred Stock, payable at the same time as such dividend on such other class or series of capital stock in an amount equal to (i) in the case of any series or class convertible into Common Stock, that dividend per share of Series B Convertible Preferred Stock, as would equal the dividend payable on such other class or series determined as if all such shares of such class or series had been converted to Common Stock and all shares of Series B Convertible Preferred Stock have been converted to Common Stock on the record date for the determination of holders entitled to receive such dividend or (ii) if such class or series of Capital Stock is not convertible into Common Stock, at a rate per share of Series B Convertible Preferred Stock determined by dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and multiplying such fraction by the Base Liquidation Price then in effect.

     5.  Redemption.
         ----------

          (a) At the written request, made on or after December 31, 2002, of the holders of a majority of the then-outstanding shares of Series B Convertible Preferred Stock, the corporation shall on March 31 in each of the three (3) years immediately following the date of such request (each, a "Redemption Date"), call for redemption in accordance with Section 5(b) hereof and shall redeem for the applicable Redemption Amount (as hereinafter defined) from each holder of Series B Convertible Preferred Stock such number of shares of Series B Convertible Preferred Stock as shall be equal to thirty-three and one third percent (33 1/3%) of all of the shares of Series B Convertible Preferred Stock held by such holder on the Redemption Date. For the purposes of this Section 5, the term "Redemption Amount" means, for each share of Series B Convertible Preferred Stock to be redeemed, the sum of (i) the Base Liquidation Price plus
(ii) an amount equal to any dividends accrued and unpaid thereon at the time of such redemption.

          (b) Call for redemption shall be made by the corporation by notice sent by first class mail, postage prepaid, to each holder of record of Series B Convertible Preferred Stock to be redeemed, not less than thirty (30) days nor more than sixty (60) days prior to the Redemption Date set forth therein, at such holder's address as it appears on the books of the corporation. Such notice shall set forth (i) the Redemption Date and the place of redemption, (ii) the number of shares to be redeemed (in accordance with Section 5(a) hereof) and (iii) the Redemption Amount per share and the aggregate Redemption Amount to be paid with respect to the shares to be redeemed. The corporation shall be obligated to redeem shares of Series B Convertible Preferred Stock in accordance with Section 5(a) hereof whether or not any notice of redemption is given as required herein. If, before the close of business on the relevant Redemption Date, any holder of record of Series B Convertible Preferred Stock shall have surrendered any shares of Series B Convertible Preferred Stock for conversion pursuant to Section 2(a) hereof, the corporation shall credit against the number of shares of Series B Convertible Preferred Stock otherwise required to be redeemed from such holder, and shall not redeem the number of shares of Series B Convertible Preferred Stock which had been converted by such holder on or before such Redemption Date and which had not previously been credited against any redemption.

          (c) If, on or before any Redemption Date, the funds necessary for such redemption shall have been set aside by the corporation and deposited with a bank or trust company in trust for the pro rata benefit of the holders of Series B Convertible Preferred Stock to be redeemed pursuant to Section 5(a) hereof, then, notwithstanding that any certificates for such shares of Series B Convertible Preferred Stock to be redeemed shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding from and after the Redemption Date, and all rights of holders of such shares shall forthwith, after the Redemption Date, cease and terminate, excepting only the right to receive the full redemption funds therefor to which they are entitled. Any interest accrued on funds so deposited and unclaimed by stockholders entitled thereto shall be paid to such stockholders at the time their respective shares are redeemed or to the corporation at the time unclaimed amounts are paid to it. In case the holders of Series B Convertible Preferred Stock to be redeemed pursuant to Section 5(a) hereof shall not, within five (5) years after the Redemption Date, claim the amounts so deposited with respect to the redemption thereof, any such bank or trust company shall, upon demand, pay over to the corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the corporation for the payment thereof. Any funds so deposited with a bank or trust company which shall not be required for such redemption by reason of the exercise subsequent to the date of such deposit, of the right of conversion of any shares, or otherwise, shall be returned to the corporation forthwith.

          (d) If the funds of the corporation legally available for redemption of shares of Series B Convertible Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series B Convertible Preferred Stock required to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of whole shares of Series B Convertible Preferred Stock pro rata from among all holders of Series B Convertible Preferred Stock on the basis of the aggregate number of shares of Series B Convertible Preferred Stock held by each such holder on the Redemption Date. The shares of Series B Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of such shares of Series B Convertible Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available.

          (e) If the corporation for any reason fails to redeem any shares of Series B Convertible Preferred Stock in accordance with Section 5(a) hereof on or prior to the Redemption Date specified therein, then from and after such Redemption Date until such time as the Redemption Amount for such shares of Series B Convertible Preferred Stock has been paid in full, notwithstanding anything to the contrary contained in this Certificate of Incorporation, the corporation may not incur any indebtedness for money borrowed (unless the proceeds of such incurrence of indebtedness are used to make all overdue redemptions) or borrow or reborrow any amounts under any lines of credit which it may then have outstanding without the prior written consent of the holders of not less than a majority of the then outstanding shares of Series B Convertible Preferred Stock; provided, however, that the corporation may incur indebtedness for money borrowed or borrow or reborrow any amounts under any outstanding lines of credit without the aforesaid approval if (i) the proceeds of such borrowing are intended to be, and are in fact, used to pay obligations of the corporation arising in the ordinary course of business as they become due and payable or otherwise to maintain the operations of the corporation at the then current level and not to expand the operations of the corporation in any respect, whether through expansion or enhancement of, or addition to, the corporation's then current product line, facilities, equipment, other capital assets or workforce, or otherwise, (ii) the corporation provides prior written notice of such borrowing to all holders of Series B Convertible Preferred Stock, which notice shall include a statement of the intended use of the proceeds of such borrowing and (iii) promptly upon request therefor, the corporation shall provide to any holder of Series B Convertible Preferred Stock a certificate signed by the President and Chief Financial Officer of the corporation certifying as to the allocation and use of the proceeds of any such borrowing; and

          (f) If the corporation for any reason fails to redeem any shares of Series B Convertible Preferred Stock in accordance with Section 5(a) hereof on or prior to the Redemption Date specified therein, then from and after such Redemption Date until such time as the Redemption Amount for such shares of Series B Convertible Preferred Stock has been paid in full, notwithstanding anything to the contrary contained in this Certificate of Incorporation, the holders of Series B Convertible Preferred Stock, voting as a separate class and not with the holders of Common Stock, shall be entitled to elect to the Board of Directors the smallest number of directors which shall constitute a majority of the authorized number of directors, and the holders of Common Stock, voting as a separate class, shall be entitled to elect the remaining members of the Board of Directors. Whenever under the provisions of the preceding sentence the right shall have accrued to the holders of Series B Convertible Preferred Stock as a class to elect directors of the corporation, the Board of Directors shall promptly call (and in the event the Board of Directors fails to call, the holders of at least twenty percent (20%) in voting power of the outstanding shares of Series B Convertible Preferred Stock may call) a special meeting of stockholders for the election of directors. Upon the election by the holders of the Series B Convertible Preferred Stock of the directors they are entitled to elect as provided in this
Section 5(f), the terms of office of all persons who were previously members of the Board of Directors shall immediately terminate, whether or not the holders of Common Stock shall have elected the remaining members of the Board of Directors. In the case of any vacancy of office occurring among the directors elected by the holders of Series B Convertible Preferred Stock, the remaining directors elected by the holders of Series B Convertible Preferred Stock, by affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired term of the director whose place shall be vacant; in the case of any vacancy of office occurring among the directors elected by the holders of Common Stock, the remaining directors elected by the holders of Common Stock, by affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired term of the director whose place shall be vacant. Any director who shall have been elected by the holders of Series B Convertible Preferred Stock (or by directors elected by the holders of Series B Convertible Preferred Stock) may be removed during his term of office by, and only by, the affirmative vote of the holders of the then outstanding shares of Series B Convertible Preferred Stock; any director who shall have been elected by the holders of Common Stock (or by directors elected by the holders of Common Stock) may be removed during his term of office by, and only by, the affirmative vote of the holders of the then outstanding shares of Common Stock. If and when the delinquent Redemption Amount shall have been paid in full, the holders of Series B Convertible Preferred Stock shall be immediately divested of the special voting rights set forth in this Section 5(f), but always subject to the reinstatement of such voting rights in case of similar future delinquency; upon the termination of such voting rights, the Board of Directors shall call (and in the event the Board of Directors fails to call, the holders of at least twenty percent (20%) in voting power of the outstanding shares of Common Stock may call) a special meeting of stockholders at which all directors shall be elected in accordance with Section 3, above, and the terms of office of all persons who are then directors of the corporation shall terminate immediately upon the election of their successors.

     6. Covenants
        ---------

          (a) So long as at least twenty-five percent (25%) of the number of shares of Series B Convertible Preferred Stock outstanding on the Original Issue Date shall be outstanding, the corporation shall not, without first having provided the written notice of such proposed action to each holder of outstanding shares of Series B Convertible Preferred Stock required by Section 6(b) hereof and having obtained the affirmative vote or written consent of the holders of a majority of such outstanding shares of Series B Convertible Preferred Stock:

               (i) amend, alter or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or by-laws, if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Convertible Preferred Stock;

               (ii) reclassify any Common Stock or Preferred Stock into shares having any preference or priority as to assets superior to or on a parity with any such preference or priority of the Series B Convertible Preferred Stock;

               (iii) create, authorize or issue any additional shares of Series B Convertible Preferred Stock or any other class or classes of stock or series of Common Stock or Preferred Stock or any security convertible into or evidencing the right to purchase shares of any class or series of Common Stock or Preferred Stock or any capital stock of the corporation senior to or on a parity with the Series B Convertible Preferred Stock; or

               (iv) apply any of its assets to the redemption, retirement, purchase or other acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock except at their original purchase price of shares of Common Stock from officers, employees or directors of, or consultants to, the corporation upon termination of their status as such pursuant to agreements containing vesting and/or repurchase provisions approved by the Board of Directors of the corporation.

          (b) Notwithstanding any other provision of this Certificate of Incorporation or the corporation's by-laws to the contrary, notice of any action specified in Section 6(a) hereof shall be given by the corporation to each holder of shares of Series B Convertible Preferred Stock by first class mail, postage prepaid, addressed to such holder at the last address of such holder as shown by the records of the corporation, at least thirty (30) days before the date on which the books of the corporation shall close or a record shall be taken with respect to such proposed action, or, if there shall be no such date, at least thirty (30) days before the date when such proposed action is scheduled to take place. Any holder of outstanding shares of Series B Convertible Preferred Stock may waive any notice required by this Section 6(b) by a written document indicating such waiver.

     7.  No Reissuance of Series B Convertible Preferred Stock.  No share or
         ----------------------------------------------- -----
shares of Series B Convertible Preferred Stock acquired by the corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the corporation shall be authorized to issue.

     8.  Residual Rights.  All rights accruing to the outstanding shares of the
         ---------------
corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.



                              II.   COMMON STOCK

Description of Common Stock
- ---------------------------

     1.   Voting Rights.  Each holder of record of Common Stock shall be
          -------------
entitled to one vote for each share of Common Stock standing in such holder's name on the books of the

Corporation. Except as otherwise required by law or this Article FOURTH of this Restated Certificate of Incorporation, the holders of Common Stock and the holders of Preferred Stock shall vote together as a single class on all matters submitted to stockholders for a vote (including any action by written consent).

     2.   Dividends.  Subject to provisions of law and this Article FOURTH of
          ---------
this Restated Certificate of Incorporation, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in their sole discretion.

     3.   Liquidation.  Upon any liquidation, dissolution or winding up of the
          -----------
Corporation, whether voluntary or involuntary, after the payment or provisions for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

     FIFTH:    The Corporation is to have perpetual existence.

     SIXTH:    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

          A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

          B. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

          C. The books of the Corporation may be kept at such place within or without the State of Delaware as the by-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH:   A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (to the extent provided by applicable law) for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or any amendment or successor provisions thereto, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     NINTH. The Corporation shall indemnify each person who at any time is, or shall have been, a director or officer of the Corporation, and is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the maximum extent permitted by the General Corporation Law of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise.

     TENTH:    The Corporation reserves the right to amend or repeal any
provision of this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned, being the President and Secretary, respectively, of Business@Web, Inc., declaring and certifying, under penalties of perjury, that this is the act and deed of the Corporation and that the facts stated herein are true, have hereunto set their hands as their free act and deed this 6th day of March, 1996.




                                    _________________________________________
                                    James G. Nondorf, President



__________________________________
William E. Kelly, Secretary

                 CONFIDENTIALITY AND NON-COMPETITION AGREEMENT
                 ---------------------------------------------


     This confidentiality and non-competition agreement is made as of the ____ day of __________ 1996 by and between Business@Web, Inc., a Delaware corporation ("Company"), and _______________________________ ("Employee").


     WHEREAS, the Company has developed, and the Company and/or Employee may continue to develop during the period Employee is retained by the Company, certain Proprietary Information, Inventions and Intellectual Property (as those terms are hereinafter defined), that the Company wishes to protect and maintain as confidential;

     WHEREAS, the Company from time to time has received, and may continue to receive during the period Employee is so retained by the Company, the Proprietary Information of others, and the Company wishes, and is (in certain circumstances) contractually obligated, to maintain the confidentiality of such Proprietary Information; and

     WHEREAS, the Company has developed, and will continue to develop during the period Employee is so retained by the Company, goodwill by, among other things, substantial expenditure of money and effort;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings contained in this agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IT IS AGREED:

     1.  Definitions.  As used in this Agreement, the following terms shall have
         -----------
the following meanings:

         (a) Agreement means this confidentiality and non-competition agreement,
             ---------
including all exhibits, schedules and annexations, as all may be amended from time to time in the manner provided in this Agreement.

         (b) Employment means the current or anticipated or subsequent retention
             ----------
of Employee by the Company as a full-time employee, a part-time employee, a consultant or otherwise, or any other period during which Employee receives compensation from the company in any capacity.

         (c) Intellectual Property means any Invention, writing, trade name,
             ---------------------
trademark, service mark or any other material registered or otherwise protected or protectible under state, federal, or foreign patent, trademark, copyright, or similar laws.

         (d) Inventions includes ideas, discoveries, inventions, developments
             ----------
and improvements, whether or not reduced to practice and whether or not patentable or otherwise within the definition of Intellectual Property.

         (e) Proprietary Information includes any scientific, technical, trade
             -----------------------
or business secrets of the Company and any scientific, technical, trade or business materials that the Company treats, or is obligated to treat, as confidential or proprietary, including, but not limited to, Inventions belonging to the Company and confidential information obtained by or given to the

Company about or belonging to its suppliers, licensors, licensees, partners, affiliates, customers, potential customers or others.

     The definition of "Proprietary Information" herein shall not include Proprietary Information which (i) was known by Employee prior to its disclosure by the Company; (ii) is publicly known through publication or otherwise through no wrongful act of Employee; (iii) is received from a third party who rightfully discloses it to Employee without restriction on its subsequent disclosure; or
(iv) is disclosed pursuant to the lawful requirement of a governmental agency or by order of court of competent jurisdiction.

     2.  Employee Acknowledgments.  The Company has developed and will develop
         ------------------------
its Proprietary Information and Intellectual Property over a substantial period of time and at a substantial expense, and its Proprietary Information and Intellectual Property are integral to the goodwill of the Company. During the course of employment to the Company, Employee may develop or become aware of Proprietary Information and/or Intellectual Property. Protection of the Proprietary Information and Intellectual Property is necessary to the conduct of the Company's business, and the Company is and shall at all times remain the sole owner of the Company's Proprietary Information and Intellectual Property.

     3.  Confidentiality.  Employee shall at all times, both during and after
         ---------------
any termination of Employee's employment by the Company by either the Company or Employee, maintain in confidence and not utilize the Proprietary Information or the Intellectual Property of the Company, and/or technology or proprietary information of others under confidential evaluation by the Company except in performing services for the Company pursuant to his or her employment. Maintaining such Proprietary Information and Intellectual Property in confidence shall include refraining from disclosing such Proprietary Information or Intellectual Property to any third party (except when duly and specifically authorized in writing to do so for purpose of furthering the business of the Company), and refraining from using such Proprietary Information or Intellectual Property for the account of Employee or for any other person or business entity. Employee will not file patents based on the Company's technology or confidential information, nor seek to make improvements thereon, without the Company's written approval. Employee agrees not to make any copies of the Proprietary Information or Intellectual Property of the Company (except when appropriate for the furtherance of the business of the Company or duly and specifically authorized to do so) and promptly upon request, whether during or after the period of employment by the Company, to return to the Company any and all documentary, machine-readable or other elements of evidence of such Proprietary Information, Intellectual Property, and any copies of either that may be in Employee's possession or under Employee's control.

     4.  Rights to Inventions and Intellectual Property.  In connection with
         ----------------------------------------------
Employee's employment by the Company, or by use of the resources of the Company, whether or not Employee is then retained by the Company, Employee may produce, develop, create, invent, conceive or reduce to practice Inventions and Intellectual Property related to the business of the Company. Employee shall maintain and furnish to the Company complete and current records of all such Inventions and Intellectual Property. Employee agrees that all such Inventions and Intellectual Property are and shall be the exclusive property of the Company, and that the Company may sue or pursue them without restriction or additional compensation. Employee: (i) hereby assigns, sets over and transfers to the Company all of his right, title and interest in and to such Inventions and Intellectual Property; (ii) agrees that Employee and his agents shall, during and after the period Employee is retained by the Company, cooperate fully in obtaining patent, trademark, service mark, copyright or other proprietary protection for such Inventions and Intellectual Property, all in the name of the Company (but only at Company expense), and, without limitation, shall execute all requested applications, assignments and other documents in furtherance of obtaining such protection or registration and confirming full ownership by the Company of such Inventions and Intellectual property; and (iii) shall, upon leaving the Company, provide to the Company in writing a full, signed statement of all Inventions and Intellectual property in which Employee participated prior to termination of Employee's employment by the Company. Employee hereby designates the Company as its agent, and grants to the Company a power of attorney with full substitution, which power of attorney shall be deemed coupled with an interest, for the purposes of effecting the foregoing assignments from the Employee to the Company.

     5.  Non-Solicitation.  Employee shall not during the term of his or her
         ----------------
employment or at any time during the five (5) years following termination of the term of his or her employment solicit any person who is employed by or a consultant to the Company or any affiliate or subsidiary of the Company either during Employee's period or employment or during such five (5) year period, to terminate such person's employment by or consultancy to the Company, such affiliate or subsidiary. As used herein the term "solicit" shall include, without limitation, requesting, encouraging, assisting or causing, directly or indirectly, any such employee or consultant to terminate such person's employment by or consultancy to the Company, affiliate or subsidiary.

     6.  Prohibited Competition.  Employee recognizes and acknowledges the
         ----------------------
competitive and proprietary nature of the Company's business operations.

     Employee acknowledges and agrees that a business will be deemed competitive with the Company if it engages in a line of business in which it performs any of the services, researches, develops or manufactures or sells any products provided or offered by the Company or under development by the Company, or any similar products or products fulfilling the same function, whether or not similar (the Company's "Field of Interest") (such business to be referred to as a "competitive business").

     Employee further acknowledges and agrees that during the course of performing services for the Company, the Company will furnish, disclose or make available to Employee confidential and proprietary information related to the Company's business and that the Company may provide Employee with unique and specialized training. Employee also acknowledges that such confidential information and the training to be provided by the Company have been developed and will be developed by the Company through the expenditure by the Company of substantial time, effort and money and that all such confidential information and training could be used by Employee to compete with the Company.

     Accordingly, Employee hereby agrees in consideration of the Company's agreement to hire Employee and Employee's compensation for services rendered to the Company and in view of the confidential position to be held by Employee, the unique and specialized training which the Company may provide Employee and the confidential nature and proprietary value of the information which the Company may share with Employee, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

     During the period during which Employee performs services for or at the request of the Company (the "Term") and for a period of eighteen months following the expiration or termination of the Term (the "Restricted Term"), whether such termination is voluntary or involuntary, Employee shall not, without the prior written consent of the Company:

          (i) For Employee or on behalf of any other, directly or indirectly, either as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any business whose primary line of business is in the Field of Interest, or in any other business in which Employee has any direct operating or scientific responsibility in the Field of Interest anywhere in the world (the "Restricted Territory"), except that nothing contained herein shall preclude Employee from purchasing or owning stock in any such competitive business if such stock is publicly traded, and provided that Employee's holdings do not exceed one percent (1%) of the issued and outstanding capital stock of such business.

          (ii) Either individually or on behalf of or through any third party, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing in the Field of Interest with the Company or any present or future parent, subsidiary or other affiliate of the Company which is engaged in the Field of Interest, any joint venture or collaborative research partners, customers or patrons of the Company, or any prospective customers or patrons with respect to which the Company has developed or made a presentation for the use or exploitation of products or processes in the Field of Interest (or similar offering of services), located within the Restricted Territory.

     Employee further recognizes and acknowledges that (i) the types of employment which are prohibited by this paragraph are narrow and reasonable in relation to the skills which represent Employee's principal salable asset both to the company and to Employee's other prospective employers, and (ii) the specified but broad geographical scope of the provisions of this paragraph is reasonable, legitimate and fair to Employee in light of the Company's need to perform its research and to develop and market its services and to develop and sell its products in a large geographic area in order to have a sufficient customer base to make the Company's business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which Employee is qualified to earn his or her livelihood.

     If any part of this section should be determined by a court of competent jurisdiction to be unreasonable in duration, geographic area, or scope, then this section is intended to and shall extend only for such period of time, in such area and with respect to such activity as is determined to be reasonable.

     7.   Continued Obligations.  Employee's obligations under this Agreement
          ---------------------
shall not be affected: (i) by any termination of Employee's employment, including termination upon the Company's initiative; nor (ii) by any change in Employee's position, title or function with the Company; nor (iii) by any interruption in employment during which Employee leaves and then rejoins the Company for any period within a period of one year and for any reason. Nothing herein shall be construed as constituting an employment agreement or an undertaking by the Company to retain Employee's services for any stated period of time.

     8.   No Conflicting Agreements.  Employee represents and warrants that
          -------------------------
execution and performance of this Agreement does not and will not violate, conflict with, or constitute a default under any contract, commitment, agreement, understanding, arrangements, or restriction, or any adjudication, order, injunction or finding of any kind by any court or agency to which Employee may be a party or by which Employee may be bound.

     9.   Remedies.  In the event of any breach by Employee of any of the
          --------
provisions of this Agreement, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company under this Agreement and at law, to equitable relief, including injunctive relief, and to payment by Employee of all costs incurred by the Company in enforcement against Employee of the provisions of this Agreement, including reasonable attorneys' fees.

     10.  General Provisions.
          ------------------

          (a) No Waiver.  Waiver of any provision of this Agreement, in whole or
              ---------
in part, in any one instance shall not constitute a waiver of any other provision in the same instance, nor any waiver of the same provision in another instance, but each provision shall continue in full force and effect with respect to any other then-existing or subsequent breach.

          (b) Notice.  For purposes of this Agreement, notices and all other
              ------
communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered personally or by overnight courier with a receipt obtained therefor or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed, if to the Company, to its chief executive officer at the Company's principal office, and if to the Employee, at his residence address as shown on the Company's employment records, or to such other address as either party may furnish to the other in writing in accordance with this Section, except that notices of changes of address shall be effective upon receipt.

          (c) Severability.  If any provision of this Agreement shall be found
              ------------
to be invalid, inoperative or unenforceable in law or equity, such finding shall not affect the validity of any other provisions of this Agreement, which shall be construed, reformed and enforced to effect the purposes of this Agreement to the fullest extent permitted by law.

          (d) Miscellaneous.  This Agreement:  (i) may be executed in any number
              -------------
of counterparts, each of which, when executed by both parties to the Agreement shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument; (ii) shall be governed by and construed under the law of the Commonwealth of Massachusetts, without application of principles of conflicts of laws; (iii) shall constitute the entire agreement of the parties with respect to the subject matter hereof, superseding all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the parties in such respect; (iv) may be amended, modified, or terminated, and any right under this Agreement may be waived in whole or in part, only by a writing signed by both parties; (v) contains headings only for convenience, which headings do not form part, and shall not be used in construction, of this Agreement; (vi) shall bind and inure to the benefit of the parties and their respective legal representatives, successors and assigns, except that no party may delegate any of its or his obligations under this Agreement, or assign this Agreement, without the prior written consent of the other party, except the Company may assign this Agreement in connection with the merger, consolidation, or sale of all or substantially all assets of the Company; and (vii) be enforced only in courts located within the Commonwealth of Massachusetts and the parties hereby agree that such courts shall have venue and exclusive subject matter and personal jurisdiction, and consent to service of process by registered mail, return receipt requested, or by any other manner provided by law.

     Executed under seal as of the date first above written.

                                    BUSINESS@WEB, INC.



                                    By:
                                       --------------------------------


                                    -----------------------------------
                                    Employee

                                                  Peabody & Arnold Draft
                                                  February 23, 1996




                                                  ________________, 1996


To the Purchasers listed on Schedule I
 to the Purchase Agreement
 hereinafter described

Ladies and Gentlemen:

          We have acted as counsel for Business@Web, Inc., a Delaware corporation (the "Company") in connection with the issuance and sale of shares of the Company's Series B Convertible Preferred Stock, par value $1.00 per share (the "Preferred Shares"), to the purchasers (the "Purchasers") identified on Schedule I to the Series B Convertible Preferred Stock Purchase Agreement dated _______, 1996 (the "Purchase Agreement") among the Company and Purchasers pursuant to the terms contained in the Purchase Agreement. Terms used in this opinion, unless otherwise defined, shall have the meanings assigned thereto in the Purchase Agreement. This opinion is furnished to you pursuant to
Section 4.01 of the Purchase Agreement.

          For purposes of the opinions expressed below, we have examined original, faxed or photocopies of executed counterparts of:

               a.  the Purchase Agreement;

               b.  the Registration Rights Agreement;

               c.  the Co-Sale Rights Agreement; and

               d.  the Voting Agreement.

          The Purchase Agreement, the Registration Rights Agreement, the Co-Sale Rights Agreement, and the Voting Agreement are together referred to herein as the "Transaction Documents".

          In addition, we have examined the originals or copies of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records and such matters of law as we have deemed appropriate as a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the

To the Purchasers
______________, 1996
Page 2


authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified. As to various facts material to the opinions set forth herein, we have relied without independent verification upon factual representations made by the Company and the Purchasers in the Transaction Documents, upon certificates of public officials and upon facts certified to us by officers of the Company. With respect to the opinions expressed in paragraph number 8 below, we draw your attention to the fact that we have not made any investigation of the records of any court or other governmental agency or body.

          Statements herein as to the truth of certain matters "to our knowledge", "known to us", or as to which we have "knowledge" refer to the knowledge consciously held by the individual lawyers in our firm who participated in the negotiation and drafting of the Transaction Documents without independent investigation.

          For purposes of the opinions expressed herein, we have assumed that at all relevant times the Purchasers had all requisite power and authority and had taken all necessary action to enter into and perform all of its obligations under the Transaction Documents and that each such Transaction Document was and will continue to be the valid, binding and enforceable obligation of each of the Purchasers. You have not asked us to express, and we do not express, any opinion concerning the application of any federal, state or local statute, law, rule or regulation to the authority of any of the Purchasers to enter into and to carry out its obligations, and to exercise its rights, under the Transaction Documents.

          This opinion is limited to the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware (the "DGCL"), and the federal laws of the United States of America, and we express no opinions with respect to the law of any other jurisdiction.

          Based upon and subject to the foregoing and subject also to the general qualifications stated following paragraph number 9 below, we hereby advise you that, in our opinion, as of the date hereof:

          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in the Commonwealth of Massachusetts.

          2. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform the Transaction Documents to which it is a party, and to issue, sell and deliver the Preferred Shares and, upon conversion of the Preferred Shares in accordance with their terms, the Conversion Shares.

To the Purchasers
______________, 1996
Page 3



          3. The execution and delivery by the Company of the Purchase Agreement and the Registration Rights Agreement, the performance by the Company of its obligations thereunder, and the issuance of the Preferred Shares and, upon conversion of the Preferred Shares in accordance with their terms, the Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of any law applicable to the Company, any order of any court or other agency of government applicable to the Company of which we have knowledge, the Certificate of Incorporation of the Company, as amended, or the By-laws of the Company, as amended, or violate or conflict with, result in or constitute (with due notice or lapse of time or both) a default under or result in the creation or imposition of any material lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company pursuant to any indenture, agreement, or other instrument of which we have knowledge and to which the Company or any of its properties or assets is bound.

          4. The Preferred Shares and the Conversion Shares have been duly authorized and, when issued in accordance with the Purchase Agreement (in the case of the Preferred Shares) or upon conversion of the Preferred Shares in accordance with their terms (in the case of the Conversion Shares), will be validly issued, fully paid and nonassessable shares, with no personal liability attaching to the ownership thereof, and will be free and clear of all liens, charges, restrictions, claims and encumbrances created by or through the Company. The issuance, sale and delivery of the Preferred Shares and the Conversion Shares will not subject to any preemptive right of stockholders of the Company arising pursuant to the DGCL, the Certificate of Incorporation or the Bylaws of the Company or, to our knowledge, otherwise existing or, to our knowledge, to any right of first refusal or other right in favor of any person.

          5. The Purchase Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

          6. The Co-Sale Rights Agreement and the Voting Agreement have been duly authorized, executed and delivered by each of the Principal Shareholders who is a party thereto and constitute the legal, valid and binding obligations of such Principal Shareholders, enforceable in accordance with their terms.

          7. The authorized capital stock of the Company consists solely of 30,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock (1,750,000 of which have been designated Series B Convertible Preferred Stock and 1,250,000 of which remain undesignated). Immediately prior to the Closing, 16,204,545 shares of Common Stock were validly issued and outstanding, and no other shares of Common Stock or Preferred Stock were outstanding.

To the Purchasers
______________, 1996
Page 4



          8. To our knowledge, there is no (i) action, suit, claim, proceeding or investigation pending against the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise, or (iii) governmental inquiry pending against the Company. To our knowledge, the Company is not in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others.

          9. Assuming the accuracy of the representations and warranties of the Purchasers made in Article III of the Purchase Agreement, the offering, issuance and sale of the Preferred Shares and the Conversion Shares is exempt from the registration provisions of the Securities Act of 1933, as amended.

      Our opinions set forth above are subject to the following general qualifications:

          a. The validity and enforceability of any obligation and the exercise of rights and remedies may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors or the obligations of debts, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or injunctive or other equitable relief.

          b. The enforcement of any rights or remedies is or may be subject to an implied duty on the part of the party seeking to enforce such rights to take action and made determinations on a reasonable basis and in good faith.

          c. The enforceability of the Transaction Documents may be limited by general principals of contract law which include (i) the unenforceability of provisions to the effect that provisions therein may only be amended or waived in writing to the extent that an oral agreement modifying such provisions has been entered into, and (ii) the general rule that, where less than all of an agreement is enforceable, the balance is enforceable only when the unenforceable portion is not an essential part of the agreed exchange.

          d.  The indemnification and contribution provisions set forth in
     Section 7 of the Registration Rights Agreement may not be enforceable to the extent that they should be found contrary to public policy.

To the Purchasers
______________, 1996
Page 5


          e. We express no opinion with respect to the choice of law provisions contained in the Transaction Documents.

     This opinion is furnished to you solely for your benefit in connection with the consummation of the Closing under the Purchase Agreement and may not be relied upon by any other person or entity or for any other purpose without our express, prior written consent. All of the opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.



                                    Very truly yours,



                                    Peabody & Arnold

                         REGISTRATION RIGHTS AGREEMENT

                                       March 6, 1996

To the Investors named on Schedule I hereto

Ladies and Gentlemen:

     In connection with the agreement by Hewlett-Packard Company ("HP") on the date hereof to purchase shares of Series B Convertible Preferred Stock, $1.00 par value ("Preferred Stock"), of Business@Web, Inc., a Delaware corporation (the "Company"), pursuant to the Series B Convertible Preferred Stock Purchase Agreement dated as of February 27, 1996 (the "HP Agreement") between the Company and HP, and in connection with the agreement by the other Investors named on
Schedule I hereto (with HP, the "Investors") on the date hereof to purchase shares of Preferred Stock of the Company, pursuant to the Series B Convertible Preferred Stock Purchase Agreement dated as of March 6, 1996 (with the HP Agreement, the "Purchase Agreements") among the Company and such Investors and as an inducement to the Investors to consummate the transactions contemplated by the Purchase Agreements, the Company covenants and agrees with the Investors as follows:

     1.  Certain Definitions As used in this Agreement, the following terms
         -------------------
shall have the following respective meanings:

         "Commission" shall mean the Securities and Exchange Commission, or any
          ----------
     other federal agency at the time administering the Securities Act.

         "Common Stock" shall mean the Common Stock, $.001 par value, of the
          ------------
     Company, as constituted as of the date of this Agreement.

         "Conversion Shares" shall mean shares of Common Stock issued upon
          -----------------
     conversion of the Preferred Shares.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as
          ------------
     amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Preferred Shares" shall mean all shares of the Company's Preferred
          ----------------
     Stock issued to the Investors.

         "Registration Expenses" shall mean the expenses so described in
          ---------------------
     Section 8.

          "Restricted Stock" shall mean the Conversion Shares, but excluding
           ----------------
shares of Common Stock which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act, provided, however, that the term
                                               --------  -------
"Restricted Stock" shall be deemed to include the number of shares of Restricted Stock that would be issuable to a holder of Preferred Shares upon conversion of all Preferred Shares held by such holder at such time.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean the expenses so described in Section 8.
           ----------------

     2.   Restrictive Legend.  Each certificate representing Preferred Shares or
          ------------------
Conversion Shares shall, except as otherwise provided in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES UNDER THAT ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.

     3.   Required Registration.
          ---------------------

          (a) At any time after March 31, 1998, the holders of Restricted Stock constituting at least 40% of the total shares of Restricted Stock then owned beneficially or of record by Investors and Investor Transferees (as such term is hereinafter defined) may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided that the reasonably anticipated aggregate price to the public of such public offering would exceed $10,000,000.

     Notwithstanding the foregoing, the only securities that the Company shall be required to register pursuant hereto shall be shares of Common Stock, provided, however, that in any underwritten public offering contemplated by this
- --------  -------
Agreement, the holders of Preferred Shares shall be entitled to sell such Preferred Shares to the underwriters for conversion and sale of the shares of Common Stock issued upon conversion thereof. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 3 within 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering of securities of the Company under the Securities Act.

          (b) Following receipt of any notice under this Section 3, the Company shall immediately notify all Investors and Investor Transferees from whom notice has not been received and shall use it best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the holders of a majority of the shares of Restricted Stock to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register restricted Stock pursuant to this Section 3 on two occasions only, provided, however, that such obligation shall be deemed
                -------- -------
satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

          (c) The Company shall be entitled to include in any registration statement referred to in this Section 3, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account and for the account of other selling stockholders, except as and to the extent that, in the reasonable opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would materially adversely affect the marketing of the Restricted Stock to be sold. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 3 until the completion of the period of distribution of the shares of Restricted Stock registered thereby.

     4.   Incidental Registration. If the Company at any time (other than
          -----------------------
pursuant to Section 3 or Section 5) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do and of the proposed method of distribution of such securities. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Restricted Stock, the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent and under the conditions such registration is permitted under the Securities Act. In the event that any registration pursuant to this Section 4 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of

Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that the inclusion of some or all of the Restricted Stock would adversely affect the marketing of the securities to be sold by the
Company therein, provided, however, that such number of shares of Restricted
                 --------  -------

Stock (if reduced) shall not be reduced to a number which is less than 35% of the total number of shares are to be include in such underwriting for the account of persons other than the Company or requesting holders of Restricted Stock. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 4 without thereby incurring any liability to the holders of Restricted Stock.

     5.   Registration on form S-3. If at any time (i) a holder or holders of
          ------------------------
Preferred Shares or Restricted Stock holding, in the aggregate, in excess of ten percent (10%) of the then-outstanding Common Stock and Conversion Shares request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, the reasonably anticipated aggregate price (net of underwriting discounts and commissions) of which would exceed $1,000,000 and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section 5 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 3 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration.

     6.   Registration Procedures. If and whenever the Company is required by
          -----------------------
the provisions of Sections 3, 4 or 5 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 3, shall be on Form S-1 or other forms of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 6(a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

          (c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

          (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required
- --------  -------
to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

          (f) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Sellers of Restricted Stock agree upon receipt of such notice forthwith to cease making offers and sales of Restricted Stock pursuant to such registration statement or deliveries of the prospectus contained therein for any purpose until the Company has prepared and furnished such amendment or supplement to the prospectus as may be necessary so that, as thereafter delivered to purchasers of such Restricted Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (g) if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration:
(i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements and the notes thereto and the schedules and other financial and statistical data contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

          (h) make available for inspection upon reasonable notice during the Company's regular business hours by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

     For purposes of Section 6(a) and 6(b) and of Section 3(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 120 days after the effective date thereof.

          In connection with each registration hereunder, the sellers of Restricted Stock shall (a) provide such information and execute such documents as may reasonably be required in connection with such registration, (b) agree to sell Restricted Stock on the basis provided in any underwriting arrangements and (c) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, which arrangements shall not be inconsistent herewith.

     In connection with each registration pursuant to Sections 3, 4 or 5 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

     7.   Expenses. All expenses incurred by the Company in complying with
          --------
Sections 3, 4 and 5, including, without limitations, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue Sky" laws, fees of the National Association of Securities Dealers, Inc. transfer taxes, fees of transfer agents and registrars, and fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses".

     The Company will pay all Registration Expenses in connection with each registration statement under Sections 3, 4 or 5. All Selling Expenses in connection with each registration statement under Sections 3, 4 or 5 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

     8.   Indemnification and Contribution.
          --------------------------------

          (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 3, 4 or 5, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims,damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 3, 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay the legal fees and other expenses of each such seller, each such underwriter and each such controlling person incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however,
                                                             --------  -------
that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus, and, provided
                                                                        --------
further, however, that the Company will not be liable to any such seller, any
- -------  -------
such underwriter or any such controlling person in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue or alleged untrue statement or omission or an alleged omission made in any preliminary prospectus or final prospectus delivered by such seller, underwriter or controlling person in connection with the sale of the Restricted Stock if (1) the final prospectus or prospectus supplement corrected such untrue statement or omission and (2) the Company advised such seller, underwriter or controlling person that such correction had been made and (3) such seller, underwriter or controlling person failed to send or deliver a copy of the final prospectus or prospectus supplement with or prior to the delivery of written confirmation of the sale of the Restricted Stock.

           (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 3, 4 or 5, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 3, 4 or 5, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will pay the legal fees and other expenses of the Company and each such officer, director, underwriter and controlling person incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if
- --------  -------
and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the
                                          --------  -------  -------
liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense that is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

         (c)  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to such indemnified party other than under this Section 8 and shall only relieve it from any liability that it may have to such indemnified party under this
Section 8 if and to the extent the indemnifying party is prejudiced by such omission. in case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided however, that, if the defendants in any such
                          -------- -------
action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel) that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interest of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel as required by the local rules of such jurisdiction) at any time for all such indemnified parties.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 8; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided however, that, in any such case, (A) no such holder will be
         -------- -------
require to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and
(B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     8.   Changes in Common Stock or Preferred Stock.  If, and as often as,
          ------------------------------------------
there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted shall continue with respect to the Common Stock or the Preferred Stock as so changed.

     9.   Rule 144 Reporting and Rule 144A Information.  With a view to making
          --------------------------------------------
available the benefits of certain rules and regulations of the Commission that may at any time permit the resale of the Restricted Stock without registration, the Company will:

          (a) at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective:

                (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                (iii) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in available itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration; and

          (b) at any time, at the request of any holder of Preferred Shares or shares of Restricted Stock, make available to such holder and to any prospective transferee of such Preferred Shares of Restricted Stock the information concerning the Company described in Rule 144A(d)(4) under the Securities Act.

     11.  Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to Investors as follows:

          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not cause a material violation of any provision of any law applicable to the Company, any order of any court or other agency of government applicable to the Company, the Charter or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application from time to time in effect affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

     12.  Miscellaneous.
          -------------

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Shares or Restricted Stock), whether so expressed or not; provided, however, that registration rights conferred herein
                   -------- -------
on Investor shall only inure to the benefit of a transferee of Preferred Shares or Restricted Stock if there is transferred to such transferee at least 60,000 shares of Restricted Stock (the transferee in any such case being referred to as an "Investor Transferee").

          (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed delivered (i) when delivered in person or (ii) one business day after being mailed by certified or registered mail, return receipt requested, or sent by a recognized overnight courier service, addressed as follows:

     (a)  if to the Company, at

          Business@Web, Inc.
          One Arsenal Marketplace
          Watertown, Massachusetts  03172
          Attn: Chief Financial Officer
          with a copy to

          William E. Kelly, Esq.
          Peabody & Arnold
          50 Rowes Wharf
          Boston, Massachusetts 02110

     (b)  if to any Investor, at such Investor's address as set forth on
          Schedule I hereto

     (c) if to any of Investor's Transferees, at such address as may have been furnished to the Company in writing by it;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Shares or Restricted Stock) or to the holders of Preferred Shares or Restricted Stock (in the case of the Company) in accordance with the provisions of this Section 12(b).

          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of a majority of the outstanding shares of Restricted Stock.

          (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement is sought.

          (f) If requested in writing by the underwriters for an underwritten public offering of securities of the Company, each holder of Restricted Stock who is a party to this Agreement shall agree not to sell publicly any shares of Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period following the effective date of the registration statement relating to such offering to be reasonably determined by the underwriters.

          (g) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     (h) This Agreement and the rights granted herein shall terminate on the date all of the Restricted Stock may be sold pursuant to Rule 144 under the Securities Act without regard to the volume limitations contained in Rule 144(e), except that the indemnification provisions set forth in Section 8 shall survive indefinitely.

    Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and you.

                                         Very truly yours,

                                         BUSINESS@WEB, INC.

                                         By:______________________

AGREED TO AND ACCEPT as of
the date first above written.
                                  HEWLETT-PACKARD COMPANY


                                  By:_____________________________


                                  FALCON VENTURES II, L.P.
                                  By:  Back Bay Partners XIII L.P.
                                  By:  Hancock Venture Partners, Inc.



                                  By:_____________________________


                                  HANCOCK VENTURE PARTNERS
                                   IV-DIRECT FUND L.P.
                                  By:  Back Bay Partners XII L.P.
                                  By:  Hancock Venture Partners, Inc.



                                  By:_____________________________

                                            PANTIO HOLDING LTD.


                                            By:_____________________


                                            JUILLIARD INVESTMENTS, INC.


                                            By:_____________________



                                            ________________________
                                            Jan Baan



                                            ________________________
                                            J.G. Paul Baan




                                            ________________________
                                            Lorenzo Cue




                                            ________________________
                                            Tom C. Tinsley

                           CO-SALE RIGHTS AGREEMENT

          This CO-SALE RIGHTS AGREEMENT, made as of the 6th day of March 1996 by and among those investors listed on Schedule A hereto (the "Investors") and the holders of shares of the Common Stock, $0.001 par value (the "Common Stock") of the Company and options to purchase the Company's Common Stock listed on Schedule B hereto (the "Principal Shareholders").


          WHEREAS, Hewlett-Packard Company ("HP") is purchasing shares of Series B Convertible Preferred Stock, $1.00 par value ("Preferred Stock"), of Business@Web, Inc., a Delaware corporation (the "Company"), pursuant to the Series B Convertible Preferred Stock Purchase Agreement dated February 27, 1996 (the "HP Agreement") between the Company and HP, and the other Investors are purchasing shares of Preferred Stock of the Company pursuant to the Series B Convertible Preferred Stock Purchase Agreement dated March 6, 1996 (with the HP Agreement, the "Purchase Agreements") among the Company and such Investors; and

          WHEREAS, in order to induce the Investors to consummate the transactions contemplated by the Purchase Agreements, the Principal Shareholders have agreed to grant certain rights of first offer to the Company and the Investors and certain co-sale rights to the Investors on the terms and conditions contained herein.

          NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

          1. As used herein, the term "Shares" shall refer to shares of Preferred Stock and to shares of Common Stock, and the term "fully diluted Shares" shall mean the maximum number of Common Shares into which the subject Shares of Preferred Stock could then be converted.

          2. In the event any Principal Shareholder (a "Transferring Shareholder") proposes to sell, transfer, assign or otherwise dispose of (a "Transfer") any Shares held by such Transferring Shareholder (except as otherwise provided below), such Transferring Shareholder shall deliver a written notice (the "Offer Notice") to the Company and to each Investor. The Offer Notice will disclose in reasonable detail the proposed number of Shares to be transferred and the proposed terms and conditions of the Transfer. First, the Company may elect to purchase some or all of the Shares specified in the Offer Notice at the price and on the terms and conditions specified therein by delivering written notice of such election to the Transferring Shareholder and the Investors as soon as practicable but in any event within ten days after the receipt of the Offer Notice. If the Company has not elected to purchase all of the Shares within such 10-day period, each Investor may elect to purchase all (but not less than all) of such Investor's Pro Rata Share (as defined below) of the remaining available Shares specified in the Offer Notice at the price and on the terms and conditions specified therein by delivering written notice of such election to the Transferring Shareholder as soon as practicable but in any event within 30 days after delivery of the Offer Notice. Any Shares not elected to be purchased by the end of such 30-day period will be reoffered for period of ten days on a pro rata basis to the other Investors who have elected to purchase their full respective Pro Rata Shares. If the Company or any Investors have elected to purchase all of the Shares specified in the Offer Notice from the Transferring Shareholder, the transfer of such Shares will be consummated as soon as practicable after the delivery of the election notices, but in any event within 60 days after the date of the Offer Notice. In the event that the Company and the other Investors have not elected to purchase all of the Shares specified in the Offer Notice, the Transferring Shareholder may, within 120 days after the expiration of the 30-day offer period, and subject to the provisions of Paragraph 3 below, Transfer such Shares to one or more transferees at a price no less than the price per Share specified in the Offer Notice and on other terms and conditions no more favorable to the transferee(s) than offered to the Company and the other Investors in the Offer Notice. Each Investor's "Pro Rata Share" shall be the percentage that the number of fully diluted Shares held by such Investor represents of the aggregate of all fully diluted Shares held by all Investors.

          3. Prior to effecting any Transfer of Shares, the Transferring Shareholder shall deliver a written notice (the "Sale Notice") to each Investor, specifying in reasonable detail the identity of the proposed transferee(s) and the terms and conditions of the Transfer. Any Investor may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Shareholder within 30 days after receipt by such Investor of the Sale Notice.
If any Investor elects to participate in such Transfer, such Investor will be entitled to sell in the contemplated Transfer, at a price, proportionate to the price per fully diluted Share, and otherwise on the same terms and conditions as the Transferring Shareholder, a number of Shares determined by multiplying (i) the number of fully diluted Shares to be sold in the contemplated Transfer by
(ii) the quotient determined by dividing (A) the number of fully diluted Shares held by such Investor, by (B) the sum of (1) the number of fully diluted Shares held by the Investors electing to participate in such sale and (2) the number of fully diluted Shares held by the Transferring Shareholder.

          4. Each Transferring Shareholder shall use such Principal Shareholder's best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Investors who chose to participate in the Transfer in any contemplated Transfer, to the extent the Investors elect to participate in the manner set forth above, and no Transferring Shareholder shall Transfer any of its Shares to the prospective transferee(s) if the prospective transferee(s) declines to allow such participation of such Investors (except to the extent provided below).

          5. The restrictions on Transfer and the right of co-sale set forth herein shall not apply to any Transfer (i) in the case of an individual, to or among such Principal Shareholder's Family Group (as defined below) or by will or the laws of descent and distribution to such Principal Shareholder's Family Group, (ii) in the case of an entity, to or among its Affiliates (as defined below), or (iii) by way of or pursuant to the pledge of a Principal Shareholder's Shares as collateral security for a loan made to such Principal Shareholder or to an Affiliate or a member of the Family Group of such Principal Shareholder by a bank or other financial institution (the persons to whom Transfers are permitted pursuant to clauses (i), (ii), and (iii) being collectively referred to herein as "Permitted Transferees"); provided, that the restrictions contained herein shall continue to be applicable to the Transferred Shares after any such Transfer; and provided further that the transferees of such Shares shall have agreed in writing to be bound by the provisions of this Agreement with respect to the Shares so transferred. "Family Group" means an individual's spouse and lineal descendants and any trust or other fiduciary solely for the benefit of such individual and/or such individual's spouse and/or lineal descendants. "Affiliate" of a person means (i) any other person controlling, controlled by or under common control with such person and (ii) any partner of any such person which is a partnership.

          6. The restrictions on Transfer and the right of co-sale set forth herein shall not apply to any Transfer by a Principal Shareholder until the aggregate number of Shares Transferred by such Principal Shareholder from and after the date hereof (other than Transfers permitted under Paragraph 5 above) exceed 15% of the number of Shares held by such Principal Shareholder on the date hereof, as set forth on the attached Schedule of Principal Shareholders.

          7. The restrictions on the Transfer and the right of co-sale set forth herein shall not apply to the sale of Shares in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") and shall terminate with respect to all Shares upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale to of Common Stock to the public at an initial public offering price of not less than $8.25 per share and with gross proceeds of not less than $15,000,000.

          8. No Principal Shareholder shall permit any Transfer of any equity interest in such Principal Shareholder without the written consent of Investors holding at least a majority of the fully-diluted Shares held by Investors; provided, however, any holder of an equity interest in a Principal Shareholder
- --------  -------
may Transfer all or any portion of such equity interest without the consent of the Investors (i) in the case of an individual, to or among such individual's Family Group or by will or the laws of descent and distribution to such individual's Family Group, (ii) in the case of an entity, to or among its Affiliates, or (iii) by way of or pursuant to the pledge of an equity interest in such Principal Shareholder as collateral security for a loan made to the holder of such equity interest or to an Affiliate or a member of the Family Group of the holder of such equity interest by a bank or other financial institution.

          9. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Shares), whether so expressed or not; provided, however, that the rights of co-sale conferred herein on Investor shall
- --------- -------
only inure to the benefit of a transferee of Preferred Shares at least 50,000 shares of Preferred Shares are transferred to such transferee .

          10. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed delivered (i) when delivered in person or (ii) one business day after being mailed by certified or registered mail, return receipt requested, or sent by a recognized overnight courier service, addressed as follows:

          if to any Investor, at the address of such Investor set forth on Schedule A hereto;

          if to any Principal Shareholder, at the address of such Principal Shareholder set forth on Schedule B hereto;

or, in any case, at such other address or addresses as shall have been furnished in writing to Investor (in the case of a Principal Shareholder) or to the Principal Shareholders (in the case of Investor) in accordance with the provisions of this Paragraph 10.

     11. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     12. This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of both (i) Principal Shareholders holding at least a majority of the Shares held by Principal Shareholders and (ii) Investors holding at least a majority of the fully-diluted Shares held by Investors.

     13. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as an instrument under seal by its officer thereunto duly authorized as of the date first above written.

                              INVESTORS:

                              HEWLETT-PACKARD COMPANY



                              By:____________________________


                              FALCON VENTURES II, L.P.
                              By:   Back Bay Partners XIII L.P.
                              By:   Hancock Venture Partners, Inc.



                              By:___________________________


                              HANCOCK VENTURE PARTNERS
                                IV-DIRECT FUND L.P.
                              By:   Back Bay Partners XII L.P.
                              By:   Hancock Venture Partners, Inc.



                              By:____________________________

                              PANTIO HOLDING LTD.



                              By:____________________________



                              JUILLIARD INVESTMENTS, INC.



                              By:____________________________

                              _______________________________
                              Jan Baan



                              _______________________________
                              J.G. Paul Baan



                              _______________________________
                              Lorenzo Cue



                              _______________________________
                              Tom C. Tinsley


                              PRINCIPAL SHAREHOLDERS:


                              J&S LIMITED PARTNERSHIP

                              By:   Controller Corp., Inc.,
                                    General Partner



                              By:____________________________
                                    President


                              LEGACY INVESTMENT PARTNERSHIP



                              By:____________________________
                                         Managing Partner

                              HARRINGTON TRUST LIMITED as Trustee of
                              The Appleby Trust



                              By:____________________________
                                    Director



                              _______________________________
                              Sundar Subramaniam

                                 VOTING AGREEMENT


          This VOTING AGREEMENT, made as of the 6th day of March, 1996 by and among those investors listed on Schedule A hereto (the "Investors") and the holders of shares of the Common Stock, $0.001 par value (the "Common Stock") of Business@Web, Inc., a Delaware corporation (the "Company") listed on Schedule B hereto (the "Principal Shareholders").


          WHEREAS, the Investors are purchasing shares of Series B Convertible Preferred Stock, $1.00 par value ("Preferred Stock"), of the Company pursuant to that certain Series B Convertible Preferred Stock Purchase Agreement dated March 6, 1996 (the "Purchase Agreement") among the Company and the Investors; and

          WHEREAS, in order to induce the Investors to consummate the transactions contemplated by the Purchase Agreement, the Shareholders have agreed to vote the voting securities of the Company held by them as set forth herein.

          NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

          1.  Election of the Investor Director.  In any and all elections of
              ---------------------------------
directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Principal Shareholder and each Investor shall vote or cause to be voted the Shares owned by such Principal Shareholder or Investor, as the case may be, or over which such Principal Shareholder or Investor has voting control, and otherwise use his, her or its best efforts, so as to elect as a director of the Company one person designated by written notice from the holders of a majority of the shares of Preferred Stock or Common Stock issued upon conversion of Preferred Stock held by all Investors. The person to be elected as a director of the Company at the designation of the Investors (the "Investor Director") shall initially be Ofer Nemirovsky. As used herein, the term "Shares" shall refer to shares of Preferred Stock, Common Stock, and all other voting securities of the Company.

          2.  Removal of the Investor Director.  No Principal Shareholder
              --------------------------------
(either as a shareholder or as a director of the Company) shall vote to remove any Investor Director, except (i) for bad faith or willful misconduct or
(ii) with or without cause at the written direction of the holders of a majority of the shares of Preferred Stock or Common Stock issued upon conversion of Preferred Stock held by all Investors. At the written direction of the holders of a majority of the shares of Preferred Stock or Common Stock issued upon conversion of Preferred Stock held by all Investors, each Principal Shareholder shall take any necessary action to cause any Investor Director previously elected at the designation of the Investors to be removed from office. In the event any Investor Director is so removed, or if a vacancy is created by the death, resignation or removal of any Investor Director, the vacancy so created shall be filled in accordance with Section 1 hereof by a designee selected by the Investors.

          3.  Voting on Other Matters.  Except as provided in Sections 1 and 2,
              -----------------------
above, each Principal Shareholder and the Investor may vote the Shares held by him, her or it on any and all matters presented to the stockholders of the Company (including, without limitation, the election of directors of the Company) as he, she or it may, in his, her or its sole discretion, determine. Nothing herein shall be deemed to create any ownership interest on the part of any Investor in any Shares held by the Principal Shareholders.

          4.   Termination; Suspension Upon Redemption Default.  This Agreement
               -----------------------------------------------
shall terminate upon the earlier to occur of (i) December 31, 2005 or (ii) the consummation of a firm commitment underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock to the public at an initial public offering price of not less than $8.25 per shares and with gross proceeds of not less than $15,000,000. The obligations of the Principal Shareholders under this Agreement shall be suspended in the event and for so long as, following a default in redemption of the Preferred Stock pursuant to the terms of the Company's Certificate of Incorporation, as amended, the holders of the Preferred Stock are entitled to elect a majority of the members of the Company's Board of Directors.

          5.  Specific Performance. In addition to any and all other remedies
              --------------------
that may be available at law in the event of any breach of this Agreement, the Investors shall be entitled to specific performance of the agreements and obligations of the Principal Shareholders hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

          6.  Notices.  All notices, requests, consents and other communications
              -------
hereunder shall be in writing and shall be deemed delivered (i) when delivered in person or (ii) one business day after being mailed by certified or registered mail, return receipt requested, or sent by a recognized overnight courier service, addressed as follows:All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed delivered
(i) when delivered in person or (ii) one business day after being mailed by certified or registered mail, return receipt requested, or sent by a recognized overnight courier service, addressed as follows:

     if to any Investor, at the address of such Investor set forth on Exhibit A hereto;

     if to any Principal Shareholder, at the address of such Principal Shareholder set forth on Exhibit B hereto;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Investors (in the case of a Principal Shareholder) or to the Principal Shareholders (in the case of an Investor) in accordance with the provisions of this Paragraph 6.

     7.   Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware.

       8. Amendment; Modification; Waiver.  This Agreement may not be amended or
          ---------------------------------
modified, and no provision hereof may be waived, without the written consent of both (i) Principal Shareholders holding at least a majority of the Shares held by Principal Shareholders and (ii) Investors holding at least a majority of the Shares held by Investors.

     9.   Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.  Illegality, etc. If any provision of this Agreement shall be held to
          ---------------
be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as an instrument under seal by its officer thereunto duly authorized as of the date first above written.

                              INVESTORS:

                              FALCON VENTURES II, L.P.
                              By:   Back Bay Partners XIII L.P.
                              By:   Hancock Venture Partners, Inc.



                              By:
                                 ---------------------------

                              HANCOCK VENTURE PARTNERS
                                IV-DIRECT FUND L.P.
                              By:   Back Bay Partners XII L.P.
                              By:   Hancock Venture Partners, Inc.



                              By:
                                 ----------------------------
                              PANTIO HOLDING LTD.

                              By:
                                 ----------------------------

                              JUILLIARD INVESTMENTS, INC.



                              By:
                                 ----------------------------



                              -------------------------------
                              Jan Baan



                              -------------------------------
                              J.G. Paul Baan



                              -------------------------------
                              Lorenzo Cue



                              -------------------------------
                              Tom C. Tinsley



                              PRINCIPAL SHAREHOLDERS:


                              J&S LIMITED PARTNERSHIP

                              By:   Controller Corp., Inc.,
                                         General Partner

                              By:
                                 -------------------------
                                    President


                              LEGACY INVESTMENT PARTNERSHIP



                              By:
                                 -------------------------
                                    Managing Partner


                              HARRINGTON TRUST LIMITED as Trustee of
                                   The Appleby Trust



                              By:
                                 -------------------------
                                    Director



                               ---------------------------
                              Sundar Subramaniam



                              ----------------------------
                              Klaus Besier